As filed with the U.S. Securities and Exchange Commission on April 26, 2010

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Pre-Effective Amendment No. 1

SEC File No. 333-165883

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHYTOMEDICAL TECHNOLOGIES, INC.

(Name of registrant as specified in its charter)

NEVADA	2834	87-0429962
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Dr. James F. Lynch
PhytoMedical Technologies, Inc.	President and Chief Executive Officer
100 Overlook Drive, 2nd Floor	100 Overlook Drive, 2nd Floor
Princeton, New Jersey 08540	Princeton, New Jersey 08540
Telephone: (800) 611-3388	Telephone: (800) 611-3388
(Address and telephone number of registrant’s principal offices)	(Name, address and telephone number of agent for service)

Copies of all communications and notices to:

Joseph Sierchio, Esq.

Sierchio & Company, LLP

430 Park Avenue

7th Floor

New York, New York 10022

Telephone: (212) 246-3030

Facsimile: (212) 246-3039

--------------------

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended, check here:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

1

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(4)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price(1)	Amount of registration Fee
Common stock, $0.00001 par value (2)	200,000,000	$0.01	$2,000,000	$143
Common stock, $0.00001 par value (3)	100,000,000	$0.03	3,000,000	214
Total	300,000,000	-	$5,000,000	$357

(1)   Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the closing price as reported on the Over the Counter Bulletin Board on March 26, 2010 which was $0.03 per share. * Agreed to closing price on 3/26/10 per yahoofinance.com.

(2)  Represents 200,000,000 shares of our common stock, par value $0.00001 per share, which we are offering in units, each unit consisting of one share of common stock and  one-half of one Series B Stock Purchase Warrant (the “Series B Warrants”). Each full Series B Warrant entitles the holder thereof to purchase an additional share of our common stock at $0.03 per share for a period of two years from the date of issuance directly through our officers and directors, on a no minimum basis.

(3) Represents the 100,000,000 shares of our common stock, par value $0.00001 per share issuable upon exercise of the Series B Warrants.

(4) . In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

SUBJECT TO COMPLETION, DATED APRIL 26, 2010

The information in this Prospectus is not complete and may be changed. We may not sell these securities until this registration statement is declared effective by the United States Securities and Exchange Commission. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

PhytoMedical Technologies, Inc.

200,000,000 Units

            We are offering up to a maximum of 200,000,000 units (the “Units”) of our securities at an offering price of $0.01 per Unit in a direct public offering, without any involvement of underwriters or broker-dealers. Each Unit consists of:

•         one (1) share of our common stock, $0.00001 par value per share (collectively, the “Unit Shares”); and,

•         one-half of one Series B Stock Purchase Warrant (collectively, the “Series B Warrants”).

            Each full Series B Warrant entitles the holder to purchase one additional share of our common stock (the “Warrant Shares”) at a price of $0.03 for a period of two (2) years from the date of issuance of the Series B Warrants.  The Units will be sold by our Chief Executive Officer and President. Please refer to “THE OFFERING AND PLAN OF DISTRIBUTION.”  The Warrant Shares and the Unit Shares are collectively referred to as the “Securities.”

            Our common stock is presently quoted for trading under the symbol “PYTO” on the over the counter bulletin board (the “OTCBB”). On March 26, 2010 the closing price of the common stock, as reported on the OTCBB was $0.03 per share.

            We are conducting the offering on a no minimum basis. This means that:

•         we have no requirement to sell any specific number of Units;

•         we will not return any funds received from investors in the event that we do not sell all of the securities being offered or if the funds received are insufficient for the purposes set forth herein; and

•         we will not deposit the proceeds from this offering in an escrow, trust or similar account.

            Accordingly, the proceeds from this offering will be immediately available to us for our use. Please refer to “THE OFFERING AND PLAN OF DISTRIBUTION.”

            Purchase of the Securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “RISK FACTORS” beginning on page 6 of this Prospectus before making a decision to purchase any of the Securities offered pursuant to this Prospectus.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS _______, 2010

            You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus is accurate as of the date on the front of this Prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

            Information contained on our web site does not constitute part of this Prospectus.

PROSPECTUS SUMMARY

     This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "RISK FACTORS" beginning on page 6, and the consolidated financial statements, before making an investment decision.

     Unless the context otherwise requires, the terms “we,” “our,” “us,” “Company” and “PhytoMedical” refer to PhytoMedical Technologies, Inc. a Nevada corporation, and its consolidated subsidiaries.

About Us and Our Business

            We were incorporated in the State of Nevada on July 25, 2001.

            We are a pharmaceutical company focused on research, development and commercialization of pharmaceutical products.  Our strategy is to develop new technologies and, where warranted, acquire rights to obtain licenses to technologies and products that are being developed by third parties, primarily universities and government agencies, through sponsored research and development agreements.

            We are currently focusing our research and development efforts on an anti-cancer compound, which has been named “D11B,” for the treatment of glioblastoma.  We have an exclusive license, granted pursuant to a license agreement dated September 1, 2008 (the “Dartmouth License Agreement”), between us and the Trustees of Dartmouth College (the “Dartmouth Trustees”), to develop, market and distribute a novel class of synthesized compounds known as bis-intercalators. We commenced our research and development activities relating to D11B through a Sponsored Research Agreement (the “Sponsored Research Agreement”) with Dartmouth College (“Dartmouth”).  We are continuing our research and develop activities in connection with the anti-cancer compound, D11B, for the treatment of glioblastoma, pursuant to the Dartmouth License Agreement.

            We do not expect to generate any revenues for the foreseeable future and expect to continue incurring losses. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Please refer to “DESCRIPTION OF OUR BUSINESS AND PROPERTY.”

             Our corporate headquarters is located at.100 Overlook Drive, 2nd Floor, Princeton, New Jersey, 08540. Our telephone number is (800) 611-3388.

Risk Factors

            We face all the risks common to companies that are relatively new, including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. We have incurred cumulative losses of $26,140,372 through December 31, 2009, and do not have positive cash flows from operating activities.

Additionally, we have expended a significant amount of cash in developing our technology.  At December 31, 2009 we had cash on hand of only $75,291 compared to $665,833 at December 31, 2008.

            These conditions raise substantial doubt about our ability to continue as a going concern.   In order to meet our capital requirements, and continue to operate, additional capital is necessary; however, there is no assurance that additional funds will be available to us, on acceptable terms, if at all,  in order to finance our operations. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section entitled “RISK FACTORS” beginning on page 6 of this Prospectus.

The Offering

Securities Being Offered

            We are offering up to 200,000,000 Units at a purchase price of $0.01 per Unit ($2,000,000 in the aggregate). Each Unit consists of (i) one (1) Unit Share and (ii) one half of one Series B Warrant. Each full Series B Warrant entitles the holder to purchase one Warrant Share at a price of $0.03 per Warrant Share for a period of two (2) years from the date of issuance of the Series B Warrants.  Please refer to the “OFFERING.”

            We are offering the Units on a no minimum basis. This means that:

•         we have no requirement to sell any specific number of Units;

•         we will not return any funds received from investors in the event that we do not sell all of the securities being offered or if the funds received are insufficient for the purposes set forth herein; and

•         we will not deposit the proceeds from this offering in an escrow, trust or similar account.

            Accordingly, the proceeds from this offering will be immediately available to us for our use. Please refer to “PLAN OF DISTRIBUTION.”

Offering Price

            The offering price of $0.01 per Unit was arbitrarily determined by us and does not bear any significant relationship to our assets and is not necessarily reflective of the inherent or current, potential market or resale value of our shares.  Please refer to “DETERMINATION OF OFFERING PRICE.”

Number of Shares Outstanding

            There were 201,487,995 shares of our common stock issued and outstanding at March 26, 2010. If all of the offered shares are sold, and without giving effect to the exercise of outstanding options or the Series B Warrants there will be 401,487,995 shares issued and outstanding.

Duration of Offering

            Subject to our right to terminate the offering at any time, the offering will be conducted by us on a best efforts basis for a period of the earlier of 90 days following the date of this Prospectus or the date on which we have sold all of the Units. We may extend the offering period for an additional 90 days in our sole discretion and without notice. We refer to the date on which this offering is terminated as the “Offering Termination Date.”

Selected Financial Data

            The following tables set forth a summary of certain selected financial data. You should read this information together with the financial statements and the notes to the consolidated financial statements appearing elsewhere in this Prospectus.

Statements of Operations Data	For the Year Ended 2009	For the Year Ended 2008
Revenue	$0	$0
Loss from operations	$(588,239)	$(1,498,194)
Net loss	$(693,791)	$(1,560,801)
Basic and diluted net loss per share	$(0.00)	$(0.01)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	200,675,941	200,398,290

Balance Sheet Data	December 31, 2009	December 31, 2008
Cash and cash equivalents equivalents	$75,291	$665,833
Negative working capital	$(1,000,766)	$(348,777)
Total assets	$90,569	$683,093
Total liabilities	$1,076,335	$1,016,870
Total stockholders’ deficit	$(985,766)	$(333,777)

Use of Proceeds

            All funds, if any, received by us from this offering and the exercise of the Series B Warrants, if any, will be used for payment of the offering expenses and for working capital purposes. Please refer to “Use of Proceeds.”

Description of Our common stock

          Our authorized capital stock consists of stock of 2,000,000,000 shares of common stock, each with a par value of $0.00001, and 1,000,000 shares of preferred stock, each with a par value of $0.25.  As of March 26, 2010, there were 201,487,995 shares of common stock issued and outstanding. No preferred shares were issued and outstanding. These totals do not include any shares of common stock issuable upon the exercise of any of our issued and outstanding stock options. Please refer to “DESCRIPTION OF OUR SECURITIES.”

RISK FACTORS

            You should carefully consider the risks described below before purchasing any shares of our common stock. Our most significant risks and uncertainties are described below; if any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire the shares only if you can afford to lose your entire investment. Our filings with the Securities and Exchange Commission also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we have described below. Please refer to “Note Regarding Forward-Looking Statements” on page 22 of this Prospectus.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OPERATIONS

            We have experienced significant losses and expect losses to continue for the foreseeable future.

            We incurred net losses of $693,791 and $1,560,801 during the years ended December 31, 2009 and 2008, we have an accumulated deficit of $26,140,372, and do not have positive cash flows from operating activities.  Additionally, we have expended a significant amount of cash in developing our technology.  At December 31, 2009 we had cash on hand of only $75,291 compared to $665,833 at December 31, 2008. We expect to continue to incur losses at least through December 31, 2010.

            We have yet to establish any history of profitable operations. Our profitability will require the successful completion of our development efforts and the subsequent commercialization of our products.  No assurances can be given when this will occur or that we will ever be profitable.

            Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

            Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our financial statements as of December 31, 2009. Because we have not yet generated revenues from our operations our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. Although we have completed several equity financings, the fact that our auditors have issued a “going concern” opinion may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

            Evaluating our business and future prospects may be difficult due to the rapidly changing technological and market landscape.

            There is limited historical information available about our company upon which you can base your evaluation of our business and prospects. The markets we are addressing are rapidly evolving and are experiencing technological advances and new market entrants. Our future success may require us to outsource not only our research efforts, but ultimately, our manufacturing and distribution, and there is no guarantee we can do this at a price that is competitive with our competitors, or that we can gain access to new, more cost effective technologies that may be developed by our competitors. Moreover, D11B is in the early stages of development and we have limited experience upon which to predict whether it can be successfully commercialized.

            We will need to raise additional capital to continue our business.

To date, we have not generated any product revenues, yet we have had operating expenditures to license and conduct research on pharmaceutical or other potential products derived from D11B (“Potential Product Candidates”). At December 31, 2009, we had cash on hand of only $75,291, which we do not believe will allow us to sustain our current level of development activities.  Until, and unless, we receive approval from the U.S. Food and Drug Administration (the “FDA”) or foreign regulatory authorities for one or more of our Potential Product Candidates, we cannot sell Potential Product Candidates and will not have any operating revenues.  Currently, our only Potential Product Candidate is D11B. It has not been approved by the FDA or any foreign regulatory authority for sale. Therefore, for the foreseeable future, we will have to fund all of our operations and capital expenditures from existing cash, cash equivalents and short-term investments.  As a result, we will need to seek additional sources of financing for our operations, which might not be available on favorable terms, if at all. If we do not succeed in raising additional funds (including the proceeds from this offering) on acceptable terms, we might be unable to complete development of D11B and any required pre-clinical and clinical trials or obtain approval of any of our Potential Product Candidates from the FDA or any foreign regulatory authorities. In addition, we could be forced to discontinue product development, reduce or forego sales and marketing efforts and forego attractive business opportunities. Any additional sources of financing will likely involve the issuance of our equity securities, which would have a dilutive effect on our then current stockholders.

            Depending on our method of raising funds, now and in the future, your shares may be diluted.

             If we raise additional funds by selling additional shares of our common stock, or securities convertible into or exercisable for shares of our common stock, the ownership interest of our stockholders may be diluted.

            We lack sales and marketing experience and will likely rely on third party marketers.

            We expect to market and sell or otherwise commercialize D11B or any Potential Product Candidates through distribution, co-marketing, co-promotion or licensing arrangements with third parties. Our management has limited experience in sales, marketing or distribution of pharmaceutical products. To the extent that we enter into distribution, co-marketing, co-promotion or licensing arrangements for the marketing or sale of D11B or any Potential Product Candidates, any revenues received by us will be dependent on the efforts of third parties. If any such parties were to breach or terminate its agreement with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of D11B or any Potential Product Candidates would be delayed or terminated and would adversely affect our ability to generate revenues and our profitability.

            We may not be able to attract and retain qualified personnel either as employees or as consultants; without such personnel, we may not be successful in commercializing the results of our ongoing research and development efforts.

            Competition for qualified employees among companies in the pharmaceutical and biotechnology industries is intense. Our future success depends upon our ability to attract, retain and motivate highly skilled employees. In order to successfully commercialize the results of our ongoing research and development efforts or products, if any, derived from our research program we must substantially expand our personnel, particularly in the areas of clinical trial management, regulatory affairs, business development and marketing. There can be no assurance that we will be successful in hiring or retaining qualified personnel. Managing the integration of new personnel and our growth generally could pose significant risks to our development and progress. Attracting desirable employees will require us to offer competitive compensation packages. The addition of such personnel may result in significant changes in our utilization of cash resources and our anticipated technology development schedule.

            We may not successfully manage our growth.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources.  To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel.  If we are unable to manage our growth effectively, our results of operations would be adversely affected.

            Physicians and patients may not accept and use our drugs.

Even if the FDA approves one or more of our Potential Product Candidates, physicians and patients may not accept and use it.  Acceptance and use of our products will depend upon a number of factors including:

•         perceptions by members of the health care community, including physicians, about the safety and effectiveness of our product;

•         cost-effectiveness of our product relative to competing products;

•         availability of reimbursement for our product from government or other healthcare payors; and

•         effective marketing and distribution efforts by us and our licensees and distributors, if any.

If our current Potential Product Candidates are approved, we expect sales to generate substantially all of our product revenues for the foreseeable future, and as such, the failure of these products to find market acceptance would harm our business and could require us to seek additional financing.

            Our ability to generate product revenues will be diminished if our products sell for inadequate prices or patients are unable to obtain adequate levels of reimbursement.

Our ability to commercialize our products, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from:

•         government and health administration authorities;

•         private health maintenance organizations and health insurers; and

•         other healthcare payors.

Significant uncertainty exists as to the reimbursement status of newly approved healthcare products.  Healthcare payors, including Medicare, are challenging the prices charged for medical products and services.  Government and other healthcare payors increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for drugs.  Even if our Potential Product Candidates are approved by the FDA, insurance coverage may not be available, and reimbursement levels may be inadequate, to cover our products.  If government and other healthcare payors do not provide adequate coverage and reimbursement levels for our products, once approved, market acceptance of such products could be reduced.  In addition, changes in the laws governing healthcare and health insurance may have adverse impacts on the amount or method of reimbursement, which would adversely affect our product revenues and results of operations.

            We face the risk of product liability claims and may not be able to obtain insurance.

Our business exposes us to the risk of product liability claims that are inherent in the development of drugs.  If the use of one or more of our or our collaborators' drugs harms people, we may be subject to costly and damaging product liability claims brought against us by clinical trial participants, consumers, health care providers, pharmaceutical companies or others selling our products.  Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products we develop, alone or with collaborators.  We currently do not carry clinical trial insurance or product liability insurance.  We intend to obtain such insurance in the future as necessary. We cannot predict all of the possible harms or side effects that may result and, therefore, the amount of insurance coverage we hold in the future, if any, may not be adequate to cover all liabilities we might incur.  We intend to expand our insurance coverage to include the sale of commercial products if we obtain marketing approval for our drug candidates in development, but we may be unable to obtain commercially reasonable product liability insurance for any products approved for marketing.  If we are unable to obtain insurance at an acceptable cost or otherwise protect against potential product liability claims, we will be exposed to significant liabilities, which may materially and adversely affect our business and financial position.  If we are sued for any injury allegedly caused by our or our collaborators' products, our liability could exceed our total assets and our ability to pay the liability.  A successful product liability claim or series of claims brought against us would decrease our cash and could cause the value of our common stock to decrease.

            We may be exposed to liability claims associated with the use of hazardous materials and chemicals.

Our research, development and manufacturing activities and/or those of our third-party contractors may involve the controlled use of hazardous materials and chemicals.  Although we believe that our safety procedures for using, storing, handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials.  In the event of such an accident, we could be held liable for any resulting damages and any liability could materially adversely affect our business, financial condition and results of operations.  In addition, the federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous or radioactive materials and waste products may require us to incur substantial compliance costs that could materially adversely affect our business, financial condition and results of operations.

            Successful development of our products is uncertain.

Our development of current and future Potential Product Candidates is subject to the risks of failure and delay inherent in the development of new pharmaceutical products and products based on new technologies, including:

•         delays in product development, clinical testing, or manufacturing;

•         unplanned expenditures in product development, clinical testing, or manufacturing;

•         failure of a Potential Product Candidate to demonstrate acceptable safety and efficacy;

•         failure to receive regulatory approvals;

•         emergence of superior or equivalent products;

•         inability to manufacture on our own, or through any others, Potential Product Candidates on a commercial scale; and

•         failure to achieve market acceptance.

Because of these risks, our research and development efforts may not result in any commercially viable products.  If a significant portion of these development efforts are not successfully completed, required regulatory approvals are not obtained, or any approved products are not commercially successful, our business, financial condition, and results of operations may be materially harmed.

            Corporate and academic collaborators may take actions to delay, prevent, or undermine the success of our products.

Our operating and financial strategy for the development, clinical testing, manufacture, and commercialization of drug candidates is heavily dependent on our entering into collaborations with corporations, academic institutions, licensors, licensees, and other parties.  Our current strategy assumes that we will successfully establish these collaborations, or similar relationships; however, there can be no assurance that we will be successful establishing such collaborations.  Some of our existing collaborations are, and future collaborations may be, terminable at the sole discretion of the collaborator.  Replacement collaborators might not be available on attractive terms, or at all.  The activities of any collaborator will not be within our control and may not be within our power to influence.  There can be no assurance that any collaborator will perform its obligations to our satisfaction or at all, that we will derive any revenue or profits from such collaborations, or that any collaborator will not compete with us.  If any collaboration is not successful, we may require substantially greater capital to undertake development and marketing of our proposed products and may not be able to develop and market such products effectively, if at all. In addition, a lack of development and marketing collaborations may lead to significant delays in introducing proposed products into some or all markets and/or reduced sales of proposed products in some or all markets.

            Data provided by collaborators and others upon which we rely that has not been independently verified could turn out to be false, misleading, or incomplete.

            We rely on third-party vendors, scientists, and collaborators to provide us with significant data and other information related to our projects, clinical trials, and our business.  If such third parties provide inaccurate, misleading, or incomplete data, our business, prospects, and results of operations could be materially adversely affected.

            In addition to our collaborations, we are dependent on certain license relationships.

            We have licensed technology that is important to our business, and we may enter into additional licenses in the future.  Licenses to which we are a party contain, and we expect that any future licenses will contain, provisions requiring certain up-front, milestone, and royalty payments to licensors.  If we fail to comply with these obligations to licensor, such licensor may have the right to terminate the license, in which event we would not be able to commercialize drug candidates or technologies that were covered by the license.  Also, the milestone and other payments associated with these licenses could make it less profitable for us to develop Potential Product Candidates.

            If we or our collaborators are unable to manufacture our products in sufficient quantities or are unable to obtain regulatory approvals for the manufacturing facility, we may be unable to meet demand for our products and we may lose potential revenues.

We have no experience in drug formulation or manufacturing and do not intend to establish our own manufacturing facilities. We also lack the resources and expertise to formulate or manufacture our own Potential Product Candidates. Completion of our clinical trials and commercialization of our Potential Product Candidates require access to, or development of, facilities to manufacture a sufficient supply of our Potential Product Candidates.  We currently contract with outside sources to manufacture our development compounds.  If, for any reason, we become unable to rely on our current sources for the manufacture of our Potential Product Candidates, either for clinical trials or, at some future date, for commercial quantities, then we would need to identify and contract with additional or replacement third-party manufacturers to manufacture compounds for preclinical, clinical, and commercial purposes.

Before any third party can begin to commercially manufacture our Potential Product Candidates, we must obtain regulatory approval of the manufacturing facility and process.  Manufacturing of drugs for clinical and commercial purposes must comply with the FDA’s Current Good Manufacturing Practices (“cGMP”), and applicable non-U.S. regulatory requirements.  The cGMP requirements govern quality control and documentation policies and procedures.  Complying with cGMP and non-U.S. regulatory requirements will require that we expend time, money, and effort in production, recordkeeping, and quality control to assure that the product meets applicable specifications and other requirements.

Our reliance on a limited number of third-party manufacturers exposes us to the following risks:

•         We may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor.  This approval would generally require new testing and compliance inspections.  In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products after receipt of FDA approval, if any.

•         Our third-party manufacturers might be unable to formulate and manufacture our drugs in the volume and of the quality required to meet our clinical needs and commercial needs, if any.

•         Our future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our products.

•         Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA and corresponding state agencies to ensure strict compliance with the FDA’s Current Good Manufacturing Practices (“cGMP”) and other government regulations and corresponding foreign standards.  We do not have control over third-party manufacturers’ compliance with these regulations and standards.

•         If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

Each of these risks could delay our clinical trials, the approval, if any, of our Potential Product Candidates by the FDA or the commercialization of our Potential Product Candidates or result in higher costs or deprive us of potential product revenues.

            Preclinical and clinical trials required for our Potential Product Candidates are expensive and time-consuming, and their outcome is uncertain.

In order to obtain FDA approval to market a new drug product, we must demonstrate safety and effectiveness in humans.  To meet these requirements, we must conduct extensive preclinical testing and “adequate and well-controlled” clinical trials. Conducting clinical trials is a lengthy, time consuming, and expensive process.  The length of time may vary substantially according to the type, complexity, novelty, and intended use of the Potential Product Candidate, and often can be several years or more per trial.  Delays associated with products for which we are directly conducting preclinical or clinical trials may cause us to incur additional operating expenses.  The commencement and rate of completion of clinical trials may be delayed by many factors, including, for example:

•         inability to manufacture sufficient quantities of qualified materials under cGMP for use in clinical trials;

•         slower than expected rates of patient recruitment;

•         failure to recruit a sufficient number of patients;

•         modification of clinical trial protocols;

•         changes in regulatory requirements for clinical trials;

•         the lack of effectiveness during clinical trials;

•         the emergence of unforeseen safety issues;

•         delays, suspension, or termination of clinical trials by the institutional review board responsible for overseeing the study at a particular study site; and

•         government, institutional review board or other regulatory delays or “clinical holds” requiring suspension or termination of the trials.

The results from preclinical testing and early clinical trials are not necessarily predictive of results obtained in later clinical trials.  Accordingly, even if we obtain or have obtained positive results from preclinical or early clinical trials, we may not achieve the same success in future clinical trials.  Clinical trials may not provide statistically significant data supporting a Potential Product Candidate’s safety and effectiveness to meet the requisite regulatory approvals.

The failure of clinical trials to demonstrate safety and effectiveness for the desired indications could harm the development of that Potential Product Candidate and other Potential Product Candidates.  This failure could cause us to abandon a Potential Product Candidate and could delay development of other Potential Product Candidates.  Any delay in, or termination of, our clinical trials would delay the filing of our New Drug Applications (“NDAs”), with the FDA and, ultimately, our ability to commercialize our Potential Product Candidates and generate product revenues.  Any change in, or termination of, our clinical trials could materially harm our business, financial condition, and results of operation.

            We are subject to extensive and costly government regulation.

Product candidates employing our technology are subject to extensive and rigorous domestic government regulation including regulation by the FDA, the Centers for Medicare and Medicaid Services, other divisions of the United States Department of Health and Human Services, the United States Department of Justice, state and local governments, and their respective foreign equivalents.  The FDA regulates the research, development, preclinical and clinical testing, manufacture, safety, effectiveness, record-keeping, reporting, labeling, storage, approval, advertising, promotion, sale, distribution, import, and export of pharmaceutical products.  The FDA generally regulates antibodies and other biotechnology products as biologics, subject to a Biologic License Application (“BLA”), under the Public Health Service Act, as amended.  The FDA regulates small molecule chemical entities as drugs, subject to an NDA, under the Federal Food, Drug, and Cosmetic Act.  If products employing our technologies are marketed abroad, they will also be subject to extensive regulation by foreign governments, whether or not they have obtained FDA approval for a given product and its uses.  Such foreign regulation may be equally or more demanding than corresponding United States regulation.

Government regulation substantially increases the cost and risk of researching, developing, manufacturing, and selling our products.  The regulatory review and approval process, which includes preclinical testing and clinical trials of each Potential Product Candidate, is lengthy, expensive, and uncertain.  We or our collaborators must obtain and maintain regulatory authorization to conduct clinical trials.  We or our collaborators must obtain regulatory approval for each product we intend to market, and the manufacturing facilities used for the products must be inspected and meet legal requirements.

Securing regulatory approval requires the submission of extensive preclinical and clinical data and other supporting information for each proposed therapeutic indication in order to establish the product’s safety and efficacy, and in the case of biologics, also potency and purity, for each intended use.  The development and approval process takes many years, requires substantial resources, and may never lead to the approval of a product.

Even if we are able to obtain regulatory approval for a particular product, the approval may limit the indicated medical uses for the product, may otherwise limit our ability to promote, sell, and distribute the product, may require that we conduct costly post-marketing surveillance, and/or may require that we conduct ongoing post-marketing studies.  Material changes to an approved product, such as, for example, manufacturing changes or revised labeling, may require further regulatory review and approval.  Once obtained, any approvals may be withdrawn, including, for example, if there is a later discovery of previously unknown problems with the product, such as a previously unknown safety issue.

If we, our collaborators, or our contract manufacturers fail to comply with applicable regulatory requirements at any stage during the regulatory process, such noncompliance could result in, among other things, delays in the approval of applications or supplements to approved applications; refusal of a regulatory authority, including the FDA, to review pending market approval applications or supplements to approved applications; warning letters; fines; import and/or export restrictions; product recalls or seizures; injunctions; total or partial suspension of production; civil penalties; withdrawals of previously approved marketing applications or licenses; recommendations by the FDA or other regulatory authorities against governmental contracts; and/or criminal prosecutions.

Even if we were to secure regulatory approval in the future for any product derived from our ongoing development efforts, we may rely on third parties for certain services.

Our ability to achieve profitability is dependent in part on ultimately obtaining regulatory approvals for products, if any, which are derived from our development efforts, and then the subsequent commercialization of any such products. Currently, we do not have the resources to commercialize any products on our own and we either would have to hire and build such capacity, for which we have no experience and could fail, or enter into agreements with third parties for such commercialization.  There can be no assurance that such regulatory approvals will be obtained, such resources could or will be hired or such agreements will be entered into. The failure to obtain any such necessary regulatory approvals or resources or to enter into any such necessary agreements could delay or prevent us from achieving profitability and would have a material adverse effect on the business, financial position and results of our operations. Further, there can be no assurance that our operations will become profitable even if products, if any, which are derived from our research and development efforts, are commercialized.

If FDA and other approvals are ultimately obtained with respect to any product submitted by us in the future for approval, we may market and sell any such product on our own or through distribution, co-marketing, co-promotion or sublicensing arrangements with third parties. To date, we have no such capability or agreements. To market any of our products directly, we would need to develop a marketing, sales, and distribution force that both has technical expertise and the ability to support a distribution capability.  The establishment of a marketing, sales, and distribution capability would significantly increase our costs, possibly requiring substantial additional capital.  In addition, there is intense competition for proficient sales and marketing personnel, and we may not be able to attract individuals who have the qualifications necessary to market, sell, and distribute our products.  There can be no assurance that we will be able to establish internal marketing, sales, or distribution capabilities.  To the extent that we are able to enter into distribution, co-marketing, co-promotion or sublicensing arrangements for the marketing and sale of any such products, any revenues received by us will be dependent on the efforts of third parties. If any of such parties were to breach or terminate their agreement with us or otherwise fail to conduct marketing activities successfully, and in a timely manner, the commercialization of products, if any, derived from our ongoing development efforts would be delayed or terminated.

            We may not obtain the necessary U.S. or worldwide regulatory approvals to commercialize any Potential Product Candidate.

We cannot assure you that we will receive the approvals necessary to commercialize our Potential Product Candidates, or any other pharmaceutical candidates we acquire or develop in the future, for sale.  We will need FDA approval to commercialize our Potential Product Candidates in the U.S. and approvals from the FDA equivalent regulatory authorities in foreign jurisdictions to commercialize our Potential Product Candidates in those jurisdictions.  In order to obtain FDA approval of any Potential Product Candidate, we must submit to the FDA an NDA, demonstrating that the Potential Product Candidate is safe for humans and effective for its intended use.  This demonstration requires significant research and animal tests, which are referred to as pre-clinical studies, as well as human tests, which are referred to as clinical trials.  Satisfaction of the FDA’s regulatory requirements typically takes many years, depends upon the type, complexity and novelty of the Potential Product Candidate and requires substantial resources for research, development and testing.  We cannot predict whether our research and clinical approaches will result in drugs that the FDA considers safe for humans and effective for indicated uses.  The FDA has substantial discretion in the drug approval process and may require us to conduct additional pre-clinical and clinical testing, perform post-marketing studies, or otherwise limit or impose conditions on any approval we obtain.  The approval process may also be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during our regulatory review.  Delays in obtaining regulatory approvals may:

•         delay commercialization of, and our ability to derive product revenues from, our Potential Product Candidates;

•         impose costly procedures on us; and

•         diminish any competitive advantages that we may otherwise enjoy.

Even if we comply with all FDA requests, the FDA may ultimately reject one or more of our NDAs.  We cannot be sure that we will ever obtain regulatory clearance for our Potential Product Candidates.  Failure to obtain FDA approval of our Potential Product Candidates will severely undermine our business by leaving us without a saleable product, and therefore without any source of revenues, until another Potential Product Candidate can be developed or obtained.  There is no guarantee that we will ever be able to develop or acquire another Potential Product Candidate.

In foreign jurisdictions, we must receive approval from the appropriate regulatory authorities before we can commercialize any drugs.  The risks associated with foreign regulatory approval processes are similar to the risks associated with the FDA approval procedures described above.  We cannot assure you that we will receive the approvals necessary to commercialize our Potential Product Candidates for sale outside the U.S.

            We have no approved products.

            We have no approved product on the market and have not generated any product revenues.  Unless and until we receive approval from the FDA and other regulatory authorities for our Potential Product Candidates, we cannot sell our drugs and will not have product revenues.  Therefore, for the foreseeable future, we will have to fund all of our operations and capital expenditures from the net proceeds of this offering, cash on hand, grants, and equity and debt offerings of our securities.

            Even if approved, our products will be subject to extensive post-approval regulation.

Once a product is approved, numerous post-approval requirements apply.  Among other things, the holder of an approved NDA is subject to periodic and other FDA monitoring and reporting obligations, including obligations to monitor and report adverse events and instances of the failure of a product to meet the specifications in the NDA.  Application holders must submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling, or manufacturing process.  Application holders must also submit advertising and other promotional material to the FDA and report on ongoing clinical trials.  Drug safety legislation was passed in September 2007 expanding the FDA’s authority to require changes in the labeling of approved drug products and to require post-marketing studies.

Advertising and promotional materials must comply with FDA rules in addition to other potentially applicable federal and state laws.  The distribution of product samples to physicians must comply with the requirements of the Prescription Drug Marketing Act.  Manufacturing facilities remain subject to FDA inspection and must continue to adhere to the FDA’s cGMP requirements.  Application holders must obtain FDA approval for product, manufacturing, and labeling changes, depending on the nature of the change.  Sales, marketing, and scientific/educational grant programs must comply with the anti-fraud and abuse provisions of the Social Security Act, the False Claims Act, and similar state laws, each as amended.  Pricing and rebate programs must comply with the Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990 and the Veteran’s Health Care Act of 1992, each as amended.  If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply.  All of these activities are also potentially subject to federal and state consumer protection and unfair competition laws.

Depending on the circumstances, failure to meet these post-approval requirements can result in criminal prosecution, fines, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of pre-marketing product approvals, or refusal to allow us to enter into supply contracts, including government contracts.  In addition, even if we comply with FDA and other requirements, new information regarding the safety or effectiveness of a product could lead the FDA to modify or withdraw product approval.

We expect to operate in a highly competitive market; we may face competition from large, well-established companies with significant resources; and we may not be able to compete effectively.

            Our commercial success will depend on our ability to compete effectively in product development areas such as, but not limited to, safety, efficacy, ease of use, patient or customer compliance, price, and marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than any products derived from our development efforts or that would render such products obsolete and non-competitive.

            The pharmaceutical and biotechnology industries are characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter will come from companies, research institutions and universities who are researching and developing technologies and potential products similar to or competitive with our own.

These companies enjoy numerous competitive advantages over us, including:

  significantly greater “brand” name recognition;
  established relations with healthcare professionals, customers and third-party payors;
  established distribution networks;
  additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;
  greater experience in conducting research and development, manufacturing, clinical trials, obtaining regulatory approval for products, and marketing approved products; and
  greater financial and human resources for product development, sales and marketing, and patent litigation.

            As a result, we may not be able to compete effectively against these companies or their products.

            Developments by competitors may render our products or technologies obsolete or non-competitive.

      The pharmaceutical and biotechnology industries are intensely competitive.  We compete directly and indirectly with other pharmaceutical companies, biotechnology companies and academic and research organizations, most of which have greater resources than we have.  We compete with companies that have products on the market or in development for the same indications as our Potential Product Candidates.  We may also complete with organizations that are developing similar technology platforms.

            If we and our licensors do not obtain protection for our respective intellectual property rights, our competitors may be able to take advantage of our research and development efforts to develop competing pharmaceutical products.

Our success, competitive position and future revenues will depend in part on our ability and the abilities of our licensors to obtain and maintain patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties.  To date, we hold certain exclusive patent rights, including rights under U.S. patents and U.S. patent applications as well as rights under foreign patents and patent applications.  We anticipate filing additional patent applications both in the U.S. and in other countries, as appropriate.  However, the patent process is subject to numerous risks and uncertainties, and there can be no assurance that we will be successful in protecting our products by obtaining and defending patents.  These risks and uncertainties include the following:

•         Patents that may be issued or licensed may be challenged, invalidated, or circumvented, or otherwise may not provide any competitive advantage.

•         Our competitors, many of which have substantially greater resources than us and many of which have made significant investments in competing technologies, may seek, or may already have obtained, patents that will limit, interfere with, or eliminate our ability to make, use, and sell our potential products either in the United States or in international markets.

•         There may be significant pressure on the United States government and other international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful as a matter of public policy regarding worldwide health concerns.

•         Countries other than the United States may have less restrictive patent laws than those upheld by United States courts, allowing foreign competitors the ability to exploit these laws to create, develop, and market competing products.

In addition, the United States Patent and Trademark Office, and patent offices in other jurisdictions have often required that patent applications concerning pharmaceutical and/or biotechnology-related inventions be limited or narrowed substantially to cover only the specific innovations exemplified in the patent application, thereby limiting the scope of protection against competitive challenges.  Thus, even if we or our licensors are able to obtain patents, the patents may be substantially narrower than anticipated.

In addition to patents, we also rely on trade secrets and proprietary know-how.  Although we take measures to protect this information by entering into confidentiality and inventions agreements with our employees, scientific advisors, consultants, and collaborators, we cannot provide any assurances that these agreements will not be breached, that we will be able to protect ourselves from the harmful effects of disclosure if they are breached, or that our trade secrets will not otherwise become known or be independently discovered by competitors.  If any of these events occurs, or we otherwise lose protection for our trade secrets or proprietary know-how, the value of this information may be greatly reduced.

Patent protection and other intellectual property protection is crucial to the success of our business and prospects, and there is a substantial risk that such protections will prove inadequate.

            If we infringe the rights of third parties we could be prevented from selling products, forced to pay damages, and defend against litigation.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

•         obtain licenses, which may not be available on commercially reasonable terms, if at all;

•         abandon an infringing Potential Product Candidate;

•         redesign our products or processes to avoid infringement;

•         stop using the subject matter claimed in the patents held by others;

•         pay damages; and/or

•         defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our financial and management resources.

Any of these events could substantially harm our earnings, financial condition and operations.

We expect to operate in a highly competitive market; we may face competition from large, well-established companies with significant resources; and we may not be able to compete effectively.

Our commercial success will depend on our ability to compete effectively in product development areas such as, but not limited to, safety, efficacy, ease of use, patient or customer compliance, price, and marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than any products derived from our development efforts or that would render such products obsolete and non-competitive.

            The biotechnology industry is characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter will come from companies, research institutions and universities who are researching and developing technologies and potential products similar to or competitive with our own.

            These companies enjoy numerous competitive advantages over us, including:

    significantly greater “brand” name recognition;
    established relations with healthcare professionals, customers and third-party payors;
    established distribution networks;
    additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;
    greater experience in conducting research and development, manufacturing, clinical trials, obtaining regulatory approval for products, and marketing approved products; and
    greater financial and human resources for product development, sales and marketing, and patent litigation.

As a result, we may not be able to compete effectively against these companies or their products.

RISKS RELATED TO THE OFFERING AND OWNERSHIP OF OUR SECURITIES

               There currently is a limited market for our common stock on the OTCBB.

               Our common stock is quoted on the OTCBB. Trading in our common stock has been very limited, which could affect the price of our stock. We have no plans, proposals, arrangements or understandings with any person with regard to the development of an active trading market for our common stock, and no assurance can be given that an active trading market will develop.

The value and transferability of your shares may be adversely impacted by the limited trading market for our common stock on the OTCBB market. Because buying and selling stock on the OTCBB is not as efficient as buying and selling stock through an exchange, it may be difficult for you to sell your shares or you may not be able to sell your shares for an optimum trading price.

            The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities. Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

            When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry.

            Orders for OTCBB securities may not be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, you may not be able to sell shares of our common stock at the optimum trading prices.

            The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of our common stock on the OTCBB if the common stock must be sold immediately. Further, purchasers of securities on the OTCBB may not have a bid price for securities bought and sold through the OTCBB. Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

               Our stock price historically has been volatile and may continue to be volatile.

The market price of our common stock has been and is expected to continue to be highly volatile. Factors, many of which are beyond our control, include, in addition to other risk factors described in this section, the  announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, and general economic, industry and market conditions may have a significant impact on the market price of our stock. In addition, the future sales of shares of common stock by our stockholders and the holders of our then outstanding warrants and options could have an adverse effect on the market price of our outstanding shares of common stock.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic conditions, market demand for our common stock, and various other events or factors both in and out of our control. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock. To the extent our stock price fluctuates and/or remains low, it could cause you to lose some or all of your investment and impair our ability to raise capital through the offering of additional equity securities.

            Our common stock is a "penny stock" and because "penny stock” rules will apply, you may find it difficult to sell the shares of our common stock you acquire in this offering.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a "penny stock" is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the U.S. Securities & Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stock and you are likely to have difficulty selling your shares of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described below, the Financial Industry Regulatory Authority, or FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for our shares.

            Your ownership interest will be diluted by exercises of currently outstanding options and warrants.

            As of the date of this Prospectus, we have 5,000,000 shares of common stock reserved for issuance upon the exercise of outstanding stock options, none of which are vested, and an aggregate of 17,250,000 shares of common stock reserved for issuance under our 2001 Stock Option Plan and 2005 Stock Option Plan.  We may grant additional options to our employees, directors and consultants and may issue warrants to investors or collaborators in the future. Any options or warrants that we will issue on or following the closing of this offering will dilute your stock ownership.

We have the ability to issue additional shares of our common stock without asking for shareholder approval, which could cause your investment to be diluted.

Our articles of incorporation authorize the Board of Directors to issue up to 2,000,000,000 shares of common stock and up to 1,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to shareholder approval. Accordingly, any time the Board of Directors determines that it is in the best interests of the corporation to issue shares of its common stock, your investment will be diluted.

We may issue preferred stock which may have greater rights than our common stock.

We are permitted by our articles of incorporation to issue up to 1,000,000 shares of preferred stock. Currently no preferred shares are issued and outstanding. However, our Board of Directors can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from our common stockholders. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing the preferred shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price of our common stock.

            We have a large number of restricted shares outstanding, a portion of which may be sold under Rule 144 which may reduce the market price of our shares.

            As of March 26, 2010 we have 201,487,995 shares of our common stock issued and outstanding. Of these shares, 145,921,942 are "restricted" securities, within the meaning of Rule 144 under the

Securities Act, and may not be sold in the absence of registration under the Securities Act, unless an exemption from registration is available, including the exemption provided by Rule 144. Of these shares, approximately 85,733,671 shares are held by persons who may be deemed affiliates of our Company.

            In general, subject to the satisfaction of certain conditions, Rule 144 permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without regard to any of the volume limitations described above. After one year, non-affiliates may sell without any restrictions under Rule 144.

            Under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least six months is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

Cost of compliance with changing regulation of corporate governance and public disclosure has and will continue to result in additional expense.

            Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on NASDAQ or another registered stock exchange, NASDAQ and stock exchange rules, has required and will in the future require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

            We do not intend to pay dividends for the foreseeable future.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase the Securities offered by us pursuant to this Prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

            This Prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “ may ,” “ will ,” “ should ,” “ expect ,” “ anticipate ,” “ estimate ,” “ believe ,” “ intend ,” or “ project ” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

            Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our technologies, our potential profitability, and cash flows (b) our growth strategies, (c) expectations from our ongoing sponsored research and development activities (d) anticipated trends in the technology industry, (e) our future financing plans and (f) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” and “DESCRIPTION OF OUR BUSINESS AND PROPERTY,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “RISK FACTORS” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

             Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

            The Units are being offered directly by us on a no minimum basis directly through our Chief Executive Officer. The offering will be conducted by us for a period of up to 90 days following the date of this Prospectus or the date on which we have sold all of the offered shares. We may extend the offering period for an additional 90 days in our sole discretion and without notice. Please note that:

•         we have no requirement to sell any specific number of shares;

•         we will not return any funds received from investors in the event that we do not sell all of the securities being offered or if the funds received are insufficient for the purposes set forth herein; and

•         we will not deposit the proceeds from this offering in an escrow, trust or similar account.

            Accordingly, the proceeds from this offering will be immediately available to us for our use.

            Because we cannot with any certainty determine the number of Units which we will actually sell, the following table sets forth our intended use of proceeds depending on the number of Units sold as specified. The actual number of Units sold may be greater or less than the amounts provided for in the tables.

USE OF PROCEEDS	200,000,000 Units Sold	150,000,000 Units Sold	100,000,000 Units Sold
Offering Expenses (1)	$50,000	$50,000	$50,000
Working Capital	1,950,000	1,450,000	950,000
TOTAL	$2,000,000	$1,500,000	$1,000,000

(1)                 Includes, estimated accounting and legal fees.

            The net proceeds are not allocated for a specific purpose. Following the payment of the offering expenses the net proceeds will be used for working capital, general corporate purposes, and will be applied towards working capital in an effort to minimize our operating losses.

            While we currently intend to use the proceeds of this offering substantially in the manner discussed above, we reserve the right to reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended Prospectus reflecting the same.

            The amounts and timing of our actual expenditures will depend on numerous factors, including marketing and sales activities, and the growth of our customer base. We may find it necessary to use portions of the net proceeds for other purposes.

            Pending these uses, we intend to invest our net proceeds in short-term, investment grade securities, at prevailing market rates of interest. No portion of the proceeds of the offering will be paid to officers, directors and/or any of their respective affiliates as compensation for the offer and sale of the Units.

DETERMINATION OF OFFERING PRICE

            The offering price of $0.01 per share has been arbitrarily determined by us, and bears no significant relationship to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:

•         our capital requirements;

•         our current capital resources;

•         our experience in our industry;

•         the experience of our management;

•         our technologies and the state of their current development;

•         the current market price of our common stock;

•         the volatility and lack of liquidity with respect to the public market for our common stock;

•         the percentage of our issued and outstanding shares to be represented by the Units Shares and the Warrant  Shares; and

•         the general equity market conditions.

            Accordingly, the offering price should not be viewed by you as an indication of the resale or market value of the Units Shares and the Warrant Shares you purchase. Please refer to “PLAN OF DISTRIBUTION.”

DILUTION

            Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities, all intangible assets, and the par value of preferred stock from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the Units being offered. Dilution of the value of the Units Shares and the Warrant Shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

            As of December 31, 2009, the net tangible book value of our shares of common stock was ($985,766) or approximately ($0.005) per share based upon 201,487,995 basic and diluted shares outstanding.

            Because we cannot with any certainty determine the number of Units which we will actually sell, the following describes the potential dilution to you if we sell all of the Units, 150,000,000 or 100,000,000 Units. The actual number of Units sold may be greater or less than the amounts described.

If All 200,000,000 Units Are Sold:

            If all 200,000,000 Units of are sold, and without giving effect to the exercise, if any, of the Series B Warrants, the net tangible book value of the resulting 401,487,995 shares outstanding will be $1,014,234 or approximately $0.003 per share. The net tangible book value of the shares held by our existing stockholders will increase by $0.007 per share without any additional investment on their part. You will incur an immediate dilution of $0.007 per share to $0.003 per share.  If all 200,000,000 Units are sold, the investing shareholders will own approximately 50% of the total number of shares then outstanding for which they will have paid an aggregate of $2,000,000. Our existing stockholders will own approximately 50% of the total number of shares then outstanding.

If Only 150,000,000 Units Are Sold:

            If only 150,000,000 Units of common stock are sold, and without giving effect to the exercise, if any, of the Series B Warrants, the net tangible book value of the resulting 351,487,995 shares outstanding will be $514,234 or approximately $0.001 per share. The net tangible book value of the shares held by our existing stockholders will increase by $0.006 per share without any additional investment on their part. You will incur an immediate dilution of $0.009 per share to $0.001 per share. If only 150,000,000 Units are sold, the investing shareholders will own approximately 43% of the total number of shares then outstanding for which they will have paid an aggregate of $1,500,000. Our existing stockholders will own approximately 57% of the total number of shares then outstanding.

If Only 100,000,000 Units Are Sold:

            If only 100,000,000 Units of common stock are sold, and without giving effect to the exercise, if any, of the Series B Warrants, the net tangible book value of the resulting 301,487,995 shares outstanding will be $14,234 or approximately $0.00005 per share. The net tangible book value of the shares held by our existing stockholders will increase by $0.005 per share without any additional investment on their part. You will incur an immediate dilution of $0.01 per share to $0.00005 per share. If only 100,000,000 Units are sold, the investing shareholders will own approximately 33% of the total number of shares then outstanding for which they will have paid an aggregate of $1,000,000. Our existing stockholders will own approximately 67% of the total number of shares then outstanding.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the Over the Counter Bulletin Board (the “OTCBB”) under the symbol “PYTO.”

The following table sets forth the high and low closing sale prices for our common stock for each quarter during the past two fiscal years as reported by the OTCBB:

	High	Low
Fiscal Year Ended December 31, 2009
First Quarter 2009 (January 1 – March 31, 2009)	$0.14	$0.03
Second Quarter 2009 (April 1 – June 30, 2009)	$0.09	$0.04
Third Quarter 2009 (July 1 – September 30, 2009)	$0.08	$0.05
Fourth Quarter 2009 (October 1 – December 31, 2009)	$0.08	$0.02

Fiscal Year Ended December 31, 2008
First Quarter 2008 (January 1 – March 31, 2008)	$0.40	$0.22
Second Quarter 2008 (April 1 – June 30, 2008)	$0.32	$0.12
Third Quarter 2008 (July 1 – September 30, 2008)	$0.14	$0.05
Fourth Quarter 2008 (October 1 – December 31, 2008)	$0.10	$0.03

            On March 26, 2010, the closing price of our common stock on the OTCBB was $0.03 per share. As of March 26, 2010, there were approximately 301 stockholders of record of our common stock.

Dividend Policy

            We have not paid any dividends on our common stock and there can be no assurance that we will pay any dividends in the foreseeable future. We intend to use any earnings, which may be generated, to finance the growth of our businesses. Our Board of Directors has the right to authorize the issuance of preferred stock, without further stockholder approval, the holders of which may have preferences over the holders of the common stock as to payment of dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

            The following table sets forth certain information regarding the common stock that may be issued upon the exercise of options, warrants and other rights that have been or may be granted to employees, directors or consultants under all of the Company’s existing equity compensation plans, as of December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,000,000	$0.52	20,250,000
Equity compensation plans not approved by security holders	-	-	-
Total	2,000,000	$ 0.52	20,250,000

                        (1)                   Consists of grants under the Company’s 2005 Stock Plan.

Transfer Agent

     The transfer agent of our common stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251.

Penny Stock

     The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our stock is currently a “penny stock.” Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

     These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules.

Rule 144

            There were 201,487,995 shares of our common stock issued and outstanding at March 26, 2010, 145,921,942 shares are deemed "restricted securities," within the meaning of Rule 144; of these restricted shares, 85,730,171 are owned by 1420525 Alberta Ltd., a private corporation, of which Harmel S. Rayat, our former chief financial officer, director and controlling shareholder is the sole shareholder. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.  If all of the Units offered hereby are sold, and without giving effect to the exercise, if any of the Series B Warrants, 1420525 Alberta Ltd., would own approximately 21% of our then issued and outstanding shares.

            In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. This provision currently applies to the shares owned by 1420525 Alberta Ltd.

            Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without restriction other than the requirement that there be current public information as set forth in Rule 144. To the extent that Rule 144 is otherwise available, this provision is currently applicable to all of the restricted shares. If a non-affiliate has held the shares for more than one year, such person may make unlimited sales pursuant to Rule 144 without restriction.

            The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. Please refer to “RISK FACTORS.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

            The following information should be read in conjunction with our consolidated financial statements and notes thereto for the years ended December 31, 2009 and 2008 included in this Prospectus. We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading “RISK FACTORS.”

Overview

            We were incorporated in the State of Nevada on July 25, 2001. We have conducted our operations through three subsidiaries as follows:

•         PhytoMedical Technologies Corporation (“PhytoMedical Corp.”), which was incorporated on March 10, 2004 in the State of Nevada and has no assets and liabilities. PhytoMedical Corp.’s right to transact business in Nevada was forfeited by statute on March 1, 2007;

•         PolyPhenol Technologies Corporation (“PolyPhenol”) which was incorporated on August 24, 2004 in the State of Nevada and has no assets and liabilities; and

•         PhytoMedical Technologies Ltd. (“PhytoMedical Ltd.”) which was incorporated on April 11, 2007 in the Province of British Columbia, Canada for providing administrative services to us.   We ceased to conduct business in Canada on August 31, 2008 and closed this office. As a result, we dissolved PhytoMedical Ltd. and eliminated all intercompany balances, effective January 1, 2009.

            We are a pharmaceutical company focused on research, development and commercialization of pharmaceutical products.  Our strategy is to develop new technologies and, where warranted, acquire rights to obtain licenses to technologies and products that are being developed by third parties, primarily universities and government agencies, through sponsored research and development agreements.

            We are currently focusing our research and development efforts on an anti-cancer compound for glioblastoma, D11B, to which we currently have an exclusive license, pursuant to a license agreement between us and the Dartmouth Trustees.

            We do not expect to generate any revenues for the foreseeable future and expect to continue to incur losses. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Please refer to “RISK FACTORS.”

Cancer Research

 Dartmouth Sponsored Research Agreement

            Pursuant to our Sponsored Research Agreement with Dartmouth, which expired on September 30, 2009, we are continuing our research and development of a novel class of anti-cancer agents which have a ‘cytotoxic’ or poisonous affinity for cancer cells, and are designed to bind tightly to cancer cell DNA (deoxyribonucleic acid), the blueprint of life for the cancer cell. Previous studies conducted by Dartmouth using a leukemia mouse cell line, have demonstrated that such binding (or intercalation) should stop the replication of the DNA, and, ultimately, lead to the death of the cancer cell.

            We have developed and tested new examples of such compounds known to bind to DNA, called bis-acridines.  These compounds are related to D11B, the anti-cancer compound licensed by us from Dartmouth.  Throughout 2009, we prepared starting materials, and designed, tested, and synthesized bis-acridines which were then evaluated in human cancer cells.  These tests were undertaken in order to identify new compounds for potential medicinal formulation, further testing and, if warranted, the eventual preparation and filing of an Investigational New Drug (“IND”) Application with the U.S. Food & Drug Administration (“FDA”).

            Following research outcomes from early lab tests, scientists conducted in vivo (animal) tests to determine the effectiveness (efficacy) and toxic side-effects (toxicity) of D11B and other such compounds.  These compounds were administered to specimens with difficult-to-treat human brain cancer (“SF295 glioblastoma xenografts”) and, according to researchers, D11B proved to be least toxic and extremely effective in controlling the growth of SF295 human glioblastoma xenografts.

            In all cases where specimens were treated for human glioblastoma brain cancer using our D11B compound, researchers reported: a significant reduction in tumor size; prolonged lifespan of 46%-plus for the treated group versus the control group; notably enhanced chemotherapeutic effect of the compound;  and observed “tumor cured” in one of the specimens with the deadly glioblastoma cancer.

            Interpreting the data collected from these important efficacy and toxicity tests, researchers concluded that our anti-cancer compound, D11B, may “…have its selectivity in killing SF295 human glioblastoma cells.”  The ability to selectively target and kill specific cancer cells is an important consideration for the treatment of cancers in vital organs such as the brain, where glioblastoma is exhibited.  Glioblastoma is the most common and aggressive form of brain cancer, and is often highly-resistant to chemotherapy and other conventional treatments. Currently, there is no effective treatment or cure for glioblastoma.  Additionally, surgical removal such as complete resection of the tumor in combination with the most current and aggressive treatments continues to result in low survival rates.

            As of September 30, 2009, the termination date of the Sponsored Research Agreement, Dartmouth concluded that its research and development activities, and provided us with, it believes, a key anti-cancer compound for glioblastoma, D11B. Based upon results of in vivo efficacy and toxicity tests, we have entered into a fee-for-services agreement with Latitude to assist us in our development of an IV formulation of D11B, in order to conduct additional tests.

            As of December 31, 2009, we had paid $220,260 pursuant to the Sponsored Research Agreement with Dartmouth and $1,253 for reimbursement of expenses. Of the total $221,513 paid to Dartmouth, $60,463 and $115,300 is included in research and development expense for the years ended December 31, 2009 and 2008.

Dartmouth License Agreement

            On September 1, 2008, we entered into Dartmouth License Agreement with the Dartmouth Trustees pursuant to which we obtained the exclusive rights to develop, market and distribute a novel class of synthesized compounds known as bis-intercalators.  These anti-cancer agents have a ‘cytotoxic’ or poisonous affinity for cancer cells.

            Under the terms of the Dartmouth License Agreement, we are obligated to pay annual license maintenance fees to the Dartmouth Trustees, in addition to an upfront payment of $15,000 within 30 days of execution of the agreement, with such payment already having been made.  Additionally, we are required to make milestone payments to the Dartmouth Trustees if, and only when, specific clinical and regulatory approval milestones are achieved.

            Throughout the duration of the Dartmouth License Agreement, we are obligated to make royalty payments to the Dartmouth Trustees based on the net sales of products derived from the Dartmouth License Agreement, if any.  We are also obligated to reimburse the Dartmouth Trustees all costs incurred for filing, prosecuting and maintaining any licensed patents related to the Dartmouth License Agreement, throughout the duration of the agreement. We are required to undertake the development, regulatory approval, and commercialization, of products derived from the Dartmouth License Agreement, if any, and pursue collaborative commercial partnerships, if viable.

            Pursuant to Rule 24b-2, we submitted a request to the SEC for confidential treatment of certain portions of the Dartmouth License Agreement, relating to the payment terms and certain provisions under the Dartmouth License Agreement.  Our request was granted on March 9, 2009.  Accordingly, certain terms of the Dartmouth License Agreement do not need to be released to the public until August 5, 2013.

Latitude Agreement

            On July 6, 2009, we entered into a fee-for-services agreement with Latitude, which was amended on October 23, 2009 (the “Latitude Agreement”), to assist in our development of an IV formulation of our anti-cancer compound for glioblastoma, D11B, for use in ongoing and future testing to determine the compound’s efficacy and toxicology, and if warranted, future early stage human clinical trials. Under the terms of the Latitude Agreement, we retain all rights to formulations and products developed, if any, including but not limited to intellectual property rights. As of December 31, 2009, we have paid $45,377 pursuant to the terms of the agreement with Latitude, all of which is included in research and development expense for the year ended December 31, 2009.

Diabetes Research

Terminated Agreements

Iowa State University Sponsored Research Agreement

            On February 1, 2007, through our wholly owned subsidiary, PolyPhenol, we entered into a Sponsored Research Agreement with Iowa State University (“ISU”). Under terms of the agreement, we continued to undertake our research at ISU for development of our novel, synthesized type A-1 ‘polyphenolic’ compounds.  On January 6, 2009, we provided written notice to ISU terminating the Sponsored Research Agreement between us and ISU. The termination was effective March 6, 2009.

            As of December 31, 2009, we had paid a total of $114,972 pursuant to the terms of the ISU Sponsored Research Agreement, of which $0 and $83,846 is included in research and development expense for the years ended December 31, 2009 and 2008.  In addition to contractual obligations pursuant to the ISU Sponsored Research Agreement, we reimbursed ISU $0 and $506 during the years ended December 31, 2009 and 2008 for other out-of-pocket costs that are included in research and development expense.

Iowa State University Research Foundation License Agreement

            On June 12, 2006, through our wholly owned subsidiary, PolyPhenol, we entered into an exclusive license agreement with Iowa State University Research Foundation Inc. (“ISURF”) to develop, market and distribute novel synthesized compounds derived from type A-1 polyphenols, which have been linked to insulin sensitivity by the USDA's Agricultural Research Service.  On January 6, 2009, we gave written notice to ISURF, terminating the License Agreement between us and ISURF, effective April 6,

2009.

            As of December 31, 2009, we had paid a total of $20,000 to ISURF for the license fee and $31,223 for reimbursement of patent costs and research expenses as per agreement with ISURF, none of which is included in research and development expense for the years ended December 31, 2009 and 2008.

Results of Operations

            A summary of our operating expenses for the years ended December 31, 2009 and 2008 was as follows:

	Year Ended
	December 31,		Increase /	Percentage
	2009	2008	(Decrease)	Change

Operating expenses
Director fees - related party	$6,800	$9,750	$(2,950)	(30)%
Investor relations	3,658	492,360	(488,702)	(99)
Wages and benefits	263,052	346,538	(83,486)	(24)
Research and development	113,826	379,716	(265,890)	(70)
Professional fees	136,423	110,249	26,174	24
Impairment of license fee	-	20,000	(20,000)	*
Other operating expenses	64,480	139,581	(75,101)	(54)
Total operating expenses	$588,239	$1,498,194	$(909,955)	(61)%

 * Not meaningful

                Director fees – related party

            Non-employee directors receive $250 per month for their services as directors plus $100 for each board meeting attended.  The decrease in director fees of $2,950 for the year ended December 31, 2009 compared to 2008 is substantially due to our recording directors fees earned for the year ended December 31, 2007 of $3,150 during the year ended December 31, 2008. The $3,150 was not deemed significant to the consolidated financial statements taken as a whole.

Investor relations

            Investor relations costs represent fees paid to publicize our technology. Our investor relations expense decreased significantly in the year ended December 31, 2009 versus 2008. Effective April 15, 2009, we entered into a one-year Shareholder Communication Services Agreement (the “Shareholder Communications Agreement”) with a third party consultant to provide shareholder communication and related administrative services.  In accordance with the terms of the Shareholder Communications Agreement, we pay a third party consultant $375 per month.

Wages and benefits

            During the years ended December 31, 2009 and 2008 we incurred $263,052 and $273,956 in wages and benefits expense for services rendered by Mr. Greg Wujek, the President, Chief Executive Officer, and one of our Directors.   Wages and benefits related to Mr. Wujek was $10,904 higher for the year ended December 31, 2008 than 2009 primarily due to our recording $13,624 of stock based compensation expense in fiscal year 2008 related to the amortization of a stock option previously granted to Mr. Wujek to purchase 2,000,000 shares of our common stock at an exercise price of $0.52 per share.  The fair value of the stock option was fully amortized in March 2008.

            During the year ended December 31, 2008, we incurred a total of $72,582 in wages and benefits expense for services rendered by the employees in our administrative office in Vancouver, Canada, which was closed on August 31, 2008.

Research and development

            Research and development costs represent costs incurred to develop our technologies and are incurred pursuant our sponsored research agreements with Dartmouth, ISU, Ricerca, Latitude, and other third party contract research organizations. The sponsored research agreements include salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, contract services and other costs. Research and development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

            Following is a summary of research and development expense incurred for the years ended December 31, 2009 and 2008:

	Year Ended
	December 31,		Increase/
	2009	2008	(Decrease)

Research and development expense
ISU Sponsored Research Agreement	$-	$83,846	$(83,846)
Dartmouth Sponsored Research Agreement	60,463	115,300	(54,837)
Ricerca	5,400	174,937	(169,537)
Latitude Agreement	45,378	-	45,378
Other research and development expense	2,585	5,633	(3,048)
Total research and development expense	$113,826	$379,716	$(265,890)

Professional fees

Professional fees substantially consist of accounting fees, audit and tax fees, legal fees, and SEC related filing costs.  During the year ended December 31, 2009, we incurred professional fees of $136,423, an increase of $26,174, from $110,249 during the year ended December 31, 2008.  The increase in professional fees is substantially due to increases in accounting fees of approximately $19,000 and legal fees of approximately $5,200.  The increase in accounting fees is primarily the result of our closing our administrative office in Vancouver, British Columbia, Canada, effective August 31, 2008, terminating all of the employees in Vancouver, Canada.  Due to this downsizing, as of September 1, 2008, we began outsourcing its administrative functions to third parties.

Impairment of license fee

            On December 18, 2008 we were notified by ISU that the patent application for the insulin enhancing synthesized compounds was rejected by the US Patent Office.  After further review of the rejection letter along with the culminated research costs incurred by us, we determined it was in our best interest to terminate our license agreement with ISURF and our Sponsored Research Agreement with ISU.  Pursuant to the terms of the license agreement and Sponsored Research Agreement, we provided written notice of termination to both ISURF and ISU on January 6, 2009.   As a result of the termination of the license agreement with ISURF, we recorded an impairment charge of $20,000 at December 31, 2008 to write-off the previously paid license fee.

Other operating expenses

            Other operating expenses include travel and entertainment, rent, office supplies, printing and mailing, and other administrative costs.

            During the year ended December 31, 2009, we incurred other operating expenses of $64,480, a decrease of $75,101, from $139,581 during the year ended December 31, 2008. The decrease is substantially due to decreases in travel and entertainment of approximately $37,000, rent of approximately $18,700, and printing and mailing of approximately $10,100.  The decrease in other operating expenses is the result of our closing our administrative office in Vancouver, Canada, effective August 31, 2008.

            Other income (expense)

A summary of our other income (expense) for the years ended December 31, 2009 and 2008 was as follows:

	Year Ended
	December 31,		Increase /	Percentage
	2009	2008	(Decrease)	Change

Other income (expense)
Interest income	$-	$22,679	$(22,679)	(100)%
Interest expense	(63,750)	(70,445)	6,695	(10)
Change in fair value of warrant liability	(93,910)	-	(93,910)	*
Gain on extinguishment of warrant liability	52,631	-	52,631	*
Loss on disposal of fixed assets	-	(8,068)	8,068	(100)%
Loss on dissolution of foreign subsidiary	(523)	-	(523)	*
Foreign exchange loss	-	(6,773)	6,773	(100)%
Total other income (expense)	$(105,552)	$(62,607)	$(42,945)	69%

* Not meaningful

             Interest income

            Interest income for the year ended December 31, 2008 represents interest earned on proceeds received as a result of the 2007 Private Placement completed by us in September 2007, raising net proceeds of $3,109,500.  Our interest-bearing bank account was maintained at a financial institution located in Canada.  Effective August 31, 2008, we closed our administrative office in Vancouver, Canada.  As a result, we also closed the bank account at the Canadian financial institution on December 31, 2008 and transferred all of our cash to a non-interest bearing account at an U.S. financial institution.

            Interest expense

            Interest expense represents interest accrued on note payables to Mr. Harmel S. Rayat, at an annual rate of 8.5%. Mr. Rayat was our former Chief Financial Officer, former Director, and former majority shareholder.  At January 1, 2008, the outstanding principal balance of the note payable was $1,000,000.  In February 2008, we repaid $250,000 of the principal balance of the note payable.  The remaining $750,000 note payable to Mr. Rayat, was due on March 8, 2006 and was payable on demand.

            On March 1, 2010, Mr. Rayat agreed to convert the then outstanding balance of the note payable and accrued and unpaid interest thereon to a fixed three (3) year term convertible note bearing interest at the rate of 8.50% per annum, which interest is accrued and payable on the maturity date of the convertible promissory note, unless the holder of the convertible promissory note elects to convert all or any portion of the accrued and unpaid interest into shares of our common stock at the then applicable conversion price. The convertible promissory note is convertible into shares of our common stock at an initial conversion price of $0.01 per share. The conversion price of the convertible promissory note is subject to adjustment upon the occurrence of certain specified events.  In addition, in the event we issue any shares of our common stock or securities convertible or exercisable for shares of our common stock at a price which is less than the then applicable conversion price, the conversion price will be reduced to such lower price.

            Change in fair value of warrant liability and gain on extinguishment of warrant liability

            On January 1, 2009, we adopted guidance which is now part of ASC 815-40, Contracts in Entity’s Own Equity (ÁSC 815-40).    We determined that our Class A Warrants contained a Dilutive Issuance provision.  As a result, we reclassified 10,897,081 of our Class A Warrants to warrant liability, under long-term liabilities, resulting in a cumulative adjustment to accumulated deficit as of January 1, 2009 of $1,174,576.

            Our Class A Warrants are considered derivative liabilities and are therefore required to be adjusted to fair value each quarter.  We value our warrant liability using a Black-Scholes model.  Our stock price, remaining term of the Class A Warrants and the volatility of our stock all impact the fair value of our Class A Warrants.

            The adjustments recorded each quarter to adjust the Class A Warrants to fair value resulted in a net non-cash loss of $93,910 for the year ended December 31, 2009.

            On September 29, 2009, we consummated a securities exchange agreement (“Securities Exchange Agreement”) with the holders of our Class A Warrants whereby the holders and we agreed to exchange the holders’ remaining Class A Warrants, on the basis of one share for every ten (10) Class A Warrants for an aggregate of 1,089,705 shares of our common stock $0.00001 par value per share. The exchange of the Class A Warrants for common stock pursuant to the Securities Exchange Agreement resulted in an extinguishment of the warrant liability.

            The fair value of our warrant liability at September 29, 2009, the effective date of the Securities Exchange Agreement, using a Black-Scholes model was $118,013, using the following assumptions:  dividend yield of 0%, expected volatility of 156.43%, risk-free interest rate of 0.41%, and expected term of 1.0 year.

            The fair value of the 1,089,705 shares of common stock issued to settle the warrant liability was $65,382, based on the closing price of our common stock of $0.06 per share on September 29, 2009 as quoted on the OTCBB.  We recorded a gain on extinguishment of warrant liability of $52,631 on

September 29, 2009 as a result of the excess of the Class A Warrant Liability over the fair value of the consideration provided the warrant holders, in the form of common stock.

Loss on disposal of fixed assets

            We recorded a loss on disposal of fixed assets of $8,068 during the year ended December 31, 2008 as a result of the removal of  the cost and related accumulated depreciation from our financial statements for equipment that was either no longer in service or deemed obsolete.  Substantially all of this equipment was located at our administrative office in Vancouver, British Columbia, Canada, which, effective August 31, 2008, was closed.

Loss on dissolution of foreign subsidiary

            PhytoMedical Ltd. provided administrative services to our Canadian office. We ceased to conduct business in Canada, effective August 31, 2008 and closed this office. As a result, we dissolved PhytoMedical Ltd. and eliminated all intercompany balances, effective January 1, 2009.  We recorded a loss on our investment in PhytoMedical Ltd. equal to the accumulated other comprehensive income at the time of the dissolution.

Liquidity and Capital Resources

            The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern.  We have incurred cumulative losses of $26,140,372 through December 31, 2009, do not have positive cash flows from operating activities, and had negative working capital of $1,000,766 as of December 31, 2009.  Additionally, we have expended a significant amount of cash in developing its technology.  We face all the risks common to companies that are relatively new, including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. These conditions raise substantial doubt about our ability to continue as a going concern.  Management recognizes that in order to meet our capital requirements, and continue to operate, additional financing will be necessary.  We expect to raise additional funds through private or public equity investments in order to expand the range and scope of its business operations. We will seek access to private or public equity but there is no assurance that such additional funds will be available for us to finance our operations on acceptable terms, if at all. If we are unable to raise additional capital or generate positive cash flow, it is unlikely that we will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

            Our principal source of liquidity is cash in the bank.  At December 31, 2009, we had cash and cash equivalents of $75,291. We have financed our operations primarily from funds received pursuant to the 2007 Private Placement completed by us in September 2007, raising net proceeds of $3,109,500.

            Net cash used in operating activities was $590,542 for the year ended December 31, 2009 compared to $1,496,700 for the same period in 2008.  The decrease of $906,158 in cash used in operating activities was substantially due to decreases in investor relations expense of $488,702, research and development expense of $265,890, wages and benefits of $69,862 (excluding non-cash stock compensation expense of $13,624), and other operating expenses of $75,101 during the year ended December 31, 2009 compared to 2008.  See “Results of Operations” above for further discussion regarding the decrease in these expenses.

            Net cash used in investing activities was $0 for the year ended December 31, 2009 compared to $21,173 during the same period in 2008.  During the year ended December 31, 2008, we purchased

$6,173 of equipment and paid $15,000 to Dartmouth College for a license fee.

            Net cash used in financing activities was $0 for the year ended December 31, 2009 compared to $250,000 for the same period in 2008.  During the year ended December 31, 2008, we repaid $250,000 of the outstanding principal balance on its notes payable.

            On March 2, 2010 we borrowed $40,000 from a non affiliated third party.  The loan is reflected by a convertible promissory note, having a one year term, in the principal amount of $40,000 and bearing interest at the rate of 8.50% per annum, which interest is accrued and payable on the maturity date of the convertible promissory note, unless the holder of the convertible promissory note elects to convert all or any portion of the accrued and unpaid interest into shares of our common stock at the then applicable conversion price. The convertible promissory note is convertible into shares of our common stock at an initial conversion price of $0.01 per share. The conversion price of the convertible promissory note is subject to adjustment upon the occurrence of certain specified events.  In addition, in the event we issue any shares of our common stock or securities convertible or exercisable for shares of our common stock at a price which is less than the then applicable conversion price, the conversion price will be reduced to such lower price.

Related Party Transactions

            Wages and benefits

During the years ended December 31, 2009 and 2008, we incurred $263,052 and $260,332 in wages and benefits expense for services rendered by Mr. Greg Wujek, one of our Directors and our former  President and Chief Executive Officer.

In addition, during the years ended December 31, 2009 and 2008, the Company recorded $0 and $13,624 in stock based compensation expense related to the amortization of a stock option previously granted to Mr. Wujek to purchase 2,000,000 shares of our common stock  at an exercise price of $0.52 per share, which is included in wages and benefits.

            Director fees

Non-employee Board members receive $750 per quarter for services rendered in the capacity of a Board member plus $100 per Board meeting attended.  During the years ended December 31, 2009 and 2008, the Company incurred $6,800 and $9,750 in non-employee director fees.

            Notes payable

            We had arranged with Mr. Harmel S. Rayat, former Chief Financial Officer, former Director, and our former majority shareholder, a loan amount up to $2,500,000 that may be drawn down on an “as needed basis” at a rate of prime plus 3%.  Effective September 15, 2008, Mr. Rayat and we terminated this loan agreement.  During the year ended December 31, 2008, we repaid $250,000 to Mr. Rayat with the accrued interest of $67,664.  At December 31, 2009, we had an unsecured promissory note pursuant to this loan agreement in the amount of $750,000 payable to Mr. Rayat, which was due on March 8, 2006 and bears interest at an annual rate of 8.50%.  During the years ended December 31, 2009 and 2008, we recorded $63,750 and $69,883 in interest expense related to the promissory note.  At December 31, 2009, accrued interest on the $750,000 remaining promissory note was $307,223 and is included in interest payable.  The entire principal and accrued interest is due and payable on demand.  The carrying value of notes payable and accrued interest approximates fair value at December 31, 2009, based on their liquidity.

            On March 1, 2010, Mr. Rayat agreed to convert the then outstanding balance of the note payable and accrued and unpaid interest thereon to a fixed three (3) year term convertible note bearing interest at the rate of 8.50% per annum, which interest is accrued and payable on the maturity date of the convertible promissory note, unless the holder of the convertible promissory note elects to convert all or any portion of the accrued and unpaid interest into shares of our common stock at the then applicable conversion price. The convertible promissory note is convertible into shares of our common stock at an initial conversion price of $0.01 per share. The conversion price of the convertible promissory note is subject to adjustment upon the occurrence of certain specified events.  In addition, in the event we issue any shares of our common stock or securities convertible or exercisable for shares of our common stock at a price which is less than the then applicable conversion price, the conversion price will be reduced to such lower price.

            All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Other Contractual Obligations

            As of the balance sheet date, we do not have any contractual obligations other than the notes payable of $750,000, accrued interest of $307,223, and $1,313 related to the Shareholder Communications Agreement, as discussed above.

Off-Balance Sheet Arrangements

            We have no off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

            In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162” (SFAS 168).  This statement modifies the Generally Accepted Accounting Principles (“GAAP”) hierarchy by establishing only two levels of GAAP, authoritative and nonauthoritative accounting literature. Effective July 2009, the FASB Accounting Standards Codification (“ASC”), also known collectively as the “Codification,” is considered the single source of authoritative U.S. accounting and reporting standards, except for additional authoritative rules and interpretive releases issued by the SEC.  Nonauthoritative guidance and literature would include, among other things, FASB Concepts Statements, American Institute of Certified Public Accountants Issue Papers and Technical Practice Aids and accounting textbooks. The Codification was developed to organize GAAP pronouncements by topic so that users can more easily access authoritative accounting guidance.  It is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation.  SFAS 168 is effective for interim and annual periods ending after September 15, 2009.  We adopted SFAS 168, effective October 1, 2009, the beginning of our fourth quarter ended December 31, 2009.

            In September 2009, the FASB issued ASC 820-10 Measuring Liabilities at Fair Values (“ASC 820-10”). ASC 820-10 provides additional guidance on how companies should measure liabilities at fair value. Specifically, the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer. We adopted ASC 820-10, effective October 1, 2009, which did not have a material impact on our consolidated financial position, results of operations, and cash flows.

DESCRIPTION OF OUR BUSINESS AND PROPERTY

             You should rely only on the information contained in this Prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

            We obtained statistical data and certain other industry forecasts used throughout this Prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this Prospectus.

Background

Corporate History

            We are an early stage research based pharmaceutical company focused on research, development and commercialization of pharmaceutical products

            Originally incorporated in the state of Utah in 1986 through migratory mergers, we changed our domicile first to Delaware in 1996 and then to Nevada in 2001. We have changed our name several times, the most recent being on September 7, 2004, when we changed our name from Enterprise Technologies, Inc. to PhytoMedical Technologies, Inc., to more fully reflect our business.

            Our authorized capital consists of 2,000,000,000 shares of common stock, $0.00001 par value per share (of which 201,487,995 shares were issued and outstanding on March 26, 2010) and 1,000,000 shares of preferred stock, $0.25 par value per share, none of which are issued and outstanding.

Since we have not yet submitted any products or any elements of our research and development efforts for regulatory approval, the statements contained in this prospectus regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the FDA or any other governmental or regulatory agency. Please refer to “RISK FACTORS.”

Our Ongoing Cancer Research

Dartmouth Sponsored Research Agreement

            Since the expiration of our Sponsored Research Agreement with Dartmouth on September 30, 2009, we are continuing our independent research and development of a novel class of anti-cancer agents which have a ‘cytotoxic’ or poisonous affinity for cancer cells, and are designed to bind tightly to cancer cell DNA (deoxyribonucleic acid), which is the blueprint of life for the cancer cell. Previous studies conducted by Dartmouth using a leukemia mouse cell line, have demonstrated that such binding (or intercalation) should stop the replication of the DNA, and, ultimately, lead to the death of the cancer cell.

            We have developed and tested new examples of such compounds known to bind to DNA, called bis-acridines.  These compounds are related to D11B, the anti-cancer compound licensed by us from the Dartmouth Trustees.  Throughout 2009, we prepared starting materials and designed, tested, and synthesized bis-acridines which were then evaluated in human cancer cells.  These tests were undertaken in order to identify new compounds for potential medicinal formulation, further testing and, if warranted, the eventual preparation and filing of an Investigational New Drug (“IND”) Application with the FDA.

            Following research outcomes from early lab tests, scientists conducted in vivo (animal) tests to determine the effectiveness (efficacy) and toxic side-effects (toxicity) of D11B and other such compounds.  These compounds were administered to specimens with difficult-to-treat human brain cancer SF295 glioblastoma xenografts and, according to researchers, D11B proved to be least toxic and extremely effective in controlling the growth of SF295 human glioblastoma xenografts.

            In all cases where specimens were treated for human glioblastoma brain cancer using our D11B compound, researchers:

•         reported a significant reduction in tumor size; prolonged lifespan of 46%-plus for the treated group versus the control group;

•         reported notably enhanced chemotherapeutic effect of the compound;  and

•         observed “tumor cured” in one of the specimens with the deadly glioblastoma cancer.

            Interpreting the data collected from these important efficacy and toxicity tests, researchers concluded that our anti-cancer compound, D11B, may “…have its selectivity in killing SF295 human glioblastoma cells.”  The ability to selectively target and kill specific cancer cells is an important consideration for the treatment of cancers in vital organs such as the brain, where glioblastoma is exhibited.

            Based upon the results of in vivo efficacy and toxicity tests, we have initiated efforts to develop an intravenous (“IV”) formulation of D11B.  Accordingly, we have contracted a drug formulation company, Latitude Pharmaceuticals, Inc. (“Latitude”) to assist us in the development of such an IV formulation of D11B.

            Glioblastoma is the most common and aggressive form of brain cancer, and is often highly-resistant to chemotherapy and other conventional treatments.  Currently, there is no effective treatment or cure of glioblastoma.  Additionally, surgical removal, such as complete resection of the tumor, in combination with the most current and aggressive treatments continues to result in low survival rates.

            As of September 30, 2009, the termination date of the Sponsored Research Agreement with Dartmouth, Dartmouth has concluded its research and development, and provided us with, we believe, a key anti-cancer compound for glioblastoma, D11B. We are now independently continuing to research and develop the D11B compound.

Dartmouth License Agreement

            On September 1, 2008, we entered into Dartmouth License Agreement with the Dartmouth Trustees, pursuant to which we have exclusive rights to develop, market and distribute a novel class of synthesized compounds known as bis-intercalators.  These anti-cancer agents have a ‘cytotoxic’ or poisonous affinity for cancer cells.

            Under the terms of the Dartmouth License Agreement, we are obligated to pay annual license maintenance fees to the Dartmouth Trustees, in addition to an upfront payment of $15,000 within 30 days of execution of the agreement, with such payment already having been made.  Additionally, we are required to make milestone payments to the Dartmouth Trustees if, and only when, specific clinical and regulatory approval milestones are achieved.

            Throughout the duration of the Dartmouth License Agreement, we are obligated to make royalty payments to the Dartmouth Trustees based on the net sales of products derived from the Dartmouth License Agreement, if any.  We are also obligated to reimburse the Dartmouth Trustees all costs incurred for filing, prosecuting and maintaining any licensed patents related to the Dartmouth License Agreement, throughout the duration of the agreement. We are required to undertake the development, regulatory approval, and commercialization, of products derived from the Dartmouth License Agreement, if any, and pursue collaborative commercial partnerships, if viable.

            Pursuant to Rule 24b-2, we submitted a request to the SEC for confidential treatment of certain portions of the Dartmouth License Agreement, relating to the payment terms and certain provisions under the Dartmouth License Agreement.  Our request was granted by the SEC on March 9, 2009.  Accordingly, certain terms of the Dartmouth License Agreement do not need to be released to the public until August 5, 2013.

Latitude Agreement

            On July 6, 2009, we entered into a fee-for-services agreement with Latitude, which was amended on October 23, 2009 (the “Latitude Agreement”), to assist us in the development of an IV formulation of our anti-cancer compound for glioblastoma, D11B, for use in ongoing and future testing to determine the compound’s efficacy and toxicology evaluation and, if warranted future early stage human clinical trials.  Under the terms of the Latitude Agreement, we retain all rights, including but not limited to intellectual property rights, to formulations and products developed, if any.

Competition

            Our commercial success will depend on our ability and the ability of its sub-licensees, if any, to compete effectively in product development areas such as, but not limited to, safety, efficacy, ease of use, patient or customer compliance, price, marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than any products derived from our research and development efforts or that would render such products obsolete and non-competitive.

            The pharmaceutical and biotechnology industries are characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter will come from companies, research institutions and universities who are researching and developing technologies and products similar to or competitive with any we may develop.

            These companies may enjoy numerous competitive advantages, including:

  significantly greater name recognition
  established relations with healthcare professionals, customers and third-party payers;
  established distribution networks;
  additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;
  greater experience in conducting research and development, manufacturing, clinical trials, obtaining regulatory approval for products, and marketing approved products; and

•         greater financial and human resources for product development, sales and marketing, and  patent litigation.

As a result, we may not be able to compete effectively against these companies or their products.

            Given the early stage of our research and development efforts, it has not yet formulated a specific marketing strategy. Ultimately, we plan to market products, if any, developed through its current research and development efforts, subject to obtaining regulatory approvals, through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators. No such arrangements presently exist. We believe that this approach will both increase market penetration and commercial acceptance of its products and avoid expending significant funds to develop a large sales and marketing organization.

Reliance on Limited Resources

            We primarily rely on third party contract research organizations, to conduct, monitor and assess our research.  We may have no control over the specifics of, and possible direction that the research may take.  Accordingly, there can be no assurance that such organizations will conduct our research in a manner that will lead to the commercialization of any products.

            We are also dependent upon the services of certain key collaborating scientific personnel who are not employed by us, including the principal investigator with respect to our ongoing research related to cancer. The loss of this investigator’s services could have a materially adverse effect on us, unless a qualified replacement could be found. We have no control over whether its principal investigators or other scientific personnel will choose to remain involved with our projects. Since these individuals are not bound by contract to us nor employed by us directly, they might move on to other research.

Government and Safety Regulations

FDA Regulations

            We have yet to develop any products for submission for regulatory approval. Any such products submitted for approval must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process before they can be marketed. This process makes it longer, harder and more costly to bring any products to market; and, we cannot guarantee that approval will be granted. The pre-marketing approval process can be particularly expensive, uncertain and lengthy. A number of products for which FDA approval has been sought by other companies have never been approved for marketing. In addition to testing and approval procedures, extensive regulations also govern marketing, manufacturing, distribution, labeling and record-keeping procedures. If we do not comply with applicable regulatory requirements, such violations could result in warning letters, non-approval, suspensions of regulatory approvals, civil penalties and criminal fines, product seizures and recalls, operating restrictions, injunctions and criminal prosecution.

            Delays in obtaining, or the rejection of necessary approvals by the FDA or other government entity may also adversely affect our business. Such delays or rejection may be encountered due to, among other reasons, government or regulatory delays, lack of efficacy during clinical trials, unforeseen safety issues, slower than expected rate of patient recruitment for clinical trials, inability to follow patients after treatment in clinical trials, inconsistencies between early clinical trial results and results obtained in later clinical trials, varying interpretations of data generated by clinical trials, or changes in regulatory policy during the period of product development in the United States. In the United States more stringent FDA oversight in product clearance and enforcement activities could result in our experiencing longer approval cycles, more uncertainty, greater risk and significantly higher expenses. Even if regulatory approval is granted, this approval may entail limitations on uses for which any such product may be labeled and promoted. It is possible, for example, that we may not receive FDA approval to market any products, based on our research and development program for broader or different applications or to market updated products that represent extensions of any such products.  In addition, we may not receive FDA approval to export products in the future, and countries to which products are to be exported may not approve them for import.

            Any manufacturing facilities would also be subject to continual review and inspection. The FDA has stated publicly that compliance with manufacturing regulations will be scrutinized more strictly. A governmental authority may challenge our compliance with applicable federal, state and foreign regulations. In addition, any discovery of previously unknown problems with any of our research and development efforts or products, if any, derived from such research and development, or facilities may result in marketing, sales and manufacturing restrictions, being imposed, as well as possible enforcement actions.

            From time to time, legislative or regulatory proposals are introduced that could alter the review and approval process relating to our research and development programs and products, if any, derived from such research.  It is possible that the FDA will issue additional regulations further restricting the sale of products based on our underlying research and development activities. Any change in legislation or regulations that govern the review and approval process relating to our future products, if any, could make it more difficult and costly to obtain approval, or to produce, market, and distribute such products even if approved.

Animal Testing

            Our research and development efforts involve laboratory animals. We may be adversely affected by changes in laws, regulations or accepted procedures applicable to animal testing or by social pressures that would restrict the use of animals in testing or by actions against our collaborators or us by groups or individuals opposed to such testing.

Environmental Regulations

            Our research and development programs do not generally involve the handling of potentially harmful biological materials or hazardous materials, but they may occasionally do so. We, Dartmouth and our contract research organizations are subject to federal, state and local laws and regulations governing the use, handling, storage and disposal of hazardous and biological materials. If violations of environmental, health and safety laws occur, we could be held liable for damages, penalties and costs of remedial actions. These expenses or this liability could have a significant negative impact on our business, financial condition and results of operations. We may violate environmental, health and safety laws in the future as a result of human error, equipment failure or other causes. Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations. We may be subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes to or restrictions on permitting requirements or processes, hazardous or biological material storage or handling might require an unplanned capital investment or relocation. Failure to comply with new or existing laws or regulations could harm our business, financial condition and results of operations.

Intellectual Property

            We do not own any patents regarding any of our research and development activities.  We acquired the worldwide licensing rights for anti-cancer compounds from Dartmouth, effective September

1, 2008.  These compounds are derived from anti-cancer agents, claimed in Dartmouth United States Patent No.: 6,187,787, for which we hold an exclusive license pursuant to the Dartmouth License Agreement.  We can assert rights to addendums and future patents specific to the term of their licensing agreement with Dartmouth.     Third parties could, in the future, assert infringement or misappropriation claims against us with respect to its current research and development program or future products, if any, derived from our research and development program. Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that it has not infringed the intellectual property rights of such third parties.

            Any infringement or misappropriation claim could cause us to incur significant costs, could place significant strain on our financial resources, divert management’s attention from its business and harm its reputation. If the relevant patents were upheld as valid and enforceable and we were found to infringe, it could be prohibited from continuing its research and development activities and from marketing or selling products, if any, derived from our research efforts unless it could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain a license on terms acceptable to it, if at all, and it may not be able to commercialize any products. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

Diabetes Research

Terminated Agreements

Iowa State University Sponsored Research Agreement

            On February 1, 2007, through our wholly owned subsidiary, PolyPhenol, we entered into a Sponsored Research Agreement with ISU. Under terms of the agreement, we continued to undertake our research at ISU for development of our novel, synthesized type A-1 ‘polyphenolic’ compounds.  On January 6, 2009, we provided written notice to ISU terminating the Sponsored Research Agreement between us and ISU. The termination was effective March 6, 2009.

Iowa State University Research Foundation License Agreement

            On June 12, 2006, through our wholly owned subsidiary, PolyPhenol, we entered into an exclusive license agreement with ISU relating to the development, marketing and distribution of novel synthesized compounds derived from type A-1 polyphenols, which have been linked to insulin sensitivity by the USDA's Agricultural Research Service.  On January 6, 2009, we gave written notice to ISURF, terminating the License Agreement between us and ISURF, effective April 6, 2009.

Research and Development

            Research and development costs represent costs incurred to develop our technologies and are incurred pursuant to our sponsored research agreements with Dartmouth and ISU and third party contract research organizations. These agreements include salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, contract services and other costs.

            We charge all research and development expenses to operations as they are incurred except for prepayments which are capitalized and amortized over the applicable period. Research and development expense for the years ended December 31, 2009 and 2008 were $113,826 and $379,716.

Employees

            As of December 31, 2009, we had one full time employee, Mr. Greg Wujek, our President and Chief Executive Officer. Mr. Wujek resigned his position as President and Chief Executive Officer effective as of March 15, 2010. Mr. Wujek continues to serve as one of our directors. Dr. James F. Lynch was appointed a director and to the position of President and Chief Executive Officer on March 15, 2010.

Office Facilities

            Our corporate office is located at 100 Overlook Drive, 2nd Floor, Princeton, New Jersey, 08540.  Rent for this month-to-month operating lease is $250 per month plus tax and variable charges. Pursuant to the lease terms, we are provided with a bundle of services, including, but not limited to, reception, phone and mail service.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

            The following table sets forth the names and ages of all of our directors and executive officers. Our board of directors is comprised of three members. Each director holds office until a successor is duly elected or appointed. Executive officers serve at the discretion of the Board of Directors and are appointed by the Board of Directors. Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each directors in other companies subject to the reporting requirements under the Federal securities law. As of the date of this Prospectus, the members of our board of directors and our executive officers were as follows:

Name	Age	Position With Company	Director Since
Dr. James F. Lynch(1)	49	President and Chief Executive Officer	March 15, 2010
Greg Wujek(2)	48	Director Former President and Chief Executive Officer	April 3, 2006
Gary Branning (3)	56	Director Former Chief Financial Officer	September 13, 2006
Raymond Krauss (4)	47	Chief Financial Officer, Secretary, Treasurer, Director	October 11, 2007

(1) Dr. Lynch was appointed a director and to the position of President and Chief Executive Officer on March 15, 2010.

(2) Mr. Wujek resigned his position as President and Chief Executive Officer effective as of March 15, 2010. Mr. Wujek continues to serve as one of our directors.

(3) Mr. Branning was appointed to the position of Chief Financial Officer on September 5, 2008 and resigned effective December 11, 2008.

(4) Mr. Krauss was appointed to the positions of Chief Financial Officer, Secretary and Treasurer on December 11, 2008 to fill the vacancy created by the resignation of Mr. Branning.

            Set forth below are the names of all directors and executive officers of the Company, all positions and offices with the Company held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years:

            James F. Lynch. Dr. James Lynch earned a Bachelor of Science (BS) degree in chemistry from Siena College in 1982 and Doctoral (PhD) degree in inorganic chemistry from Seton Hall University in 1986, and a Masters in Business Administration (MBA) from the Executive Program at Columbia University in 1993.

            From September 2006 to February 2010, Dr. Lynch provided independent advisory services to several biopharmaceutical companies.  Advisory services ranged from business and corporate development, capital raise preparation, management recruiting and strategic planning.  From March 2008 to June 2009, Dr. Lynch consulted to Drais Pharmaceuticals as their Acting Chief Business Officer where he consummated deals for their first 2 cancer drugs, and participated in the initiation of their development programs.  From March 2005 to September 2006, Dr. Lynch held the position of Vice President, Global Business Development at Savient Pharmaceuticals, and from April 2000 to September 2004, Dr. Lynch was a member of the original management team that launched Reliant Pharmaceuticals, a venture-backed, specialty pharmaceutical company which was sold to GSK in 2007.  During 1998, Dr. Lynch served as an Associate Director, Business Development and Strategic Planning at Hoffmann-LaRoche, and from 1995 to 1998, as a Principle and Managing Consultant with PA Consulting Group, Dr. Lynch directed several international projects for major pharmaceutical clients.  From 1986 through 1995, Dr. Lynch held a variety of positions at Sandoz Pharmaceuticals Corporation (now Novartis) within Technical Operations, New Product Management, Market Development and Sandoz Research Institute.

            Greg Wujek.  Mr. Greg Wujek earned his Bachelor’s degree in Science from Illinois State University in 1986.  From November 2000 to May 2005, Mr. Wujek was employed by Andrx Laboratories.  During his tenure at Andrx Laboratories, Mr. Wujek managed a team of over 450 individuals, and held several positions, including Vice President of Business Development, Vice President of Sales, as well as Vice President of Managed Care. During June 2005 to September 2005, Mr. Wujek performed independent consulting services for branded pharmaceutical companies.  Consulting services ranged from sales management training, optimizing sales, managed care, and sales operations.  From September 2005 to March 2006, Mr. Wujek was employed by Savient Pharmaceuticals, where he held the position of Vice President, Sales, and was responsible for sales, operations, training, and managed care.  Mr. Wujek joined the Company as President, Chief Executive Officer and Director on April 3, 2006. Mr. Wujek resigned his position as President and Chief Executive Officer effective as of March 15, 2010. Mr. Wujek continues to serve as one of our directors.

            Gary Branning.  Mr. Branning received his Bachelor of Science degree in Business Administration from Wagner College, on Staten Island, NY, and an MBA in finance from Fairleigh Dickinson University. In 2001, Mr. Branning joined Pharmacia Corporation.  Mr. Branning was the Executive Director of Managed Markets Marketing for Pharmacia Corporation.  The Marketing Unit of the Managed Markets Marketing of Pharmacia was a service organization focused on the development of brand programs, value added services and health management programs in managed markets.  In 2003, Mr. Branning joined Managed Market Resources, a health care consulting and medical communications company as Managing Partner and Senior Vice President of Managed Market Resources.  Mr. Branning’s responsibilities included strategic consulting, new product development, business development, and executing Managed Market Resource’s sales and marketing plans. Mr. Branning joined the Company as a Director on September 13, 2006.  Mr. Branning was appointed to the position of Chief Financial Officer on September 5, 2008 and resigned on December 11, 2008.

            Raymond Krauss.  Mr. Krauss, earned his B.S. in Biology from North Central College, Naperville, IL in 1984 and his M.S. in Physiology (emphasis on Cardiovascular Health) from Benedictine University, Lisle, IL in 1986.  In March 2001 through March 2005, Mr. Krauss became a partner in Argavest, Inc., a regional leader in quality respiratory and critical care refurbished equipment, where he served as Vice President of Business Development.  In March 2005, Mr. Krauss launched RK Capital Group, an international medical equipment sales organization, where he continues to serve as President and Owner.  In July 2007, Mr. Raymond Krauss acquired the Illinois/Wisconsin office of HealthCare Recruiters International, the only executive search firm in the United States dedicated exclusively to the healthcare sector, where he serves as President and Owner.  Mr. Krauss joined the Company as a Director on October 11, 2007. Mr. Krauss was appointed to the positions of Chief Financial Officer, Secretary and Treasurer on December 11, 2008 to fill the vacancy created by the resignation of Mr. Branning.

Recent Management Changes

        Mr. Greg Wujek resigned his position as our President and Chief Executive Officer effective as of March 15, 2010. Mr. Wujek continues to serve as one of our directors. Simultaneously with his resignation as our President and Chief Executive Officer the employment agreement between us and Mr. Wujek was terminated and all of the 2,000,000 stock options previously granted to Mr. Wujek were forfeited upon his resignation and termination of employment..

            Following Mr. Wujek’s resignation, our Board of Directors appointed Dr. James Lynch as our President and Chief Executive Officer on March 15, 2010.  Mr. Lynch was also appointed to our Board of Directors.  Simultaneously with his appointment we entered into an employment with Dr. Lynch (the “Lynch Employment Agreement”).

            The Lynch Employment Agreement may be terminated at any time with or without cause by either party.  However, in the event the Lynch Employment Agreement is terminated by us at any time after March 15, 2011 without cause, or by Dr. Lynch for good reason (as those terms are defined in the Lynch Employment Agreement) we are obligated to continue to pay Dr. Lynch a Severance Payment equal to six months of his then annual salary.

            Pursuant to the Lynch Employment Agreement Dr. Lynch will devote substantially all of his full time work efforts to the fulfillment of his responsibilities as our President and Chief Executive Officer. In consideration of his employment we are paying Dr. Lynch an annual salary of $248,000 and reimbursement of his health insurance premiums in the amount of $1,350 per month.    Our Board of Directors also granted Dr. Lynch an option to acquire up 4,000,000 shares of our common stock at an exercise price of $0.04 per share, vesting as follows:

a)      as to 600,000 shares when, to the Board’s sole determination and satisfaction, as a result of Dr. Lynch’s efforts, our proprietary pharmacological compound, ‘D11B.’ achieves IV formulation and stability milestones, enabling further development;

b)      as to 600,000 when, to the Board’s sole determination and satisfaction, as a result of Dr. Lynch’s efforts, our proprietary pharmacological compound, ‘D11B’, achieves toxicity and pharmacokinetic milestones, enabling further development;

c)      as to 300,000 shares when, to the Board’s sole determination and satisfaction, as a result of Dr. Lynch’s efforts, we successfully prepare an Investigator’s Brochure (IB) in accordance with ICH guidelines, for a product or products related to our proprietary pharmacological compound, ‘D11B’;

d)      as to 450,000 shares when, to the Board’s sole determination and satisfaction, as a result of Dr. Lynch’s efforts, the Company successfully files an Investigational New Drug Application (IND) with the US Food & Drug Administration for a product or products related to its proprietary pharmacological compound, ‘D11B;’

e)      as to 300,000 shares when, to the Board’s sole determination and satisfaction, as a result of Dr. Lynch’s efforts, we successfully administers ‘first patient-first dose’ for a product or products related to our proprietary pharmacological compound, ‘D11B’;

f)       as to 1,000,000 shares when, in the Board’s sole determination and satisfaction, as a result of Dr. Lynch’s efforts, we successfully add a new compound (or product(s) derived therefrom) to our pipeline other than compounds (or products derived from any compounds contemplated) by the Company’s license agreement with the Trustees of Dartmouth College;

g)      as to 250,000 shares (500,000 shares in the aggregate), on each of, March  15, 2012  and March  15, 2013;

h)      as to 62,500 (250,000 shares in aggregate) on each of June 15, 2010, September 15, 2010, December 15, 2010 and March 15, 2011

            The Lynch Employment Agreement contains non-competition and solicitation provisions in the event the agreement is terminated.

Family Relationships and Other Matters

            There are no family relationships among or between any of our officers and directors.

Legal Proceedings

             During the past ten years none of our directors, executive officers, promoters or control persons has been:

•         the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•         convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•         subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•         found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

•         the subject of any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement  or restitution, civil money penalty or temporary or permanent cease-and-desist order, or  removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

•         subject to any federal or state judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions (excluding settlements between private parties); or

•         subject to any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Board Composition

            We currently have four directors. We look to our directors to guide us through our next phase as a public company and continue and manage our growth. Our directors bring their leadership experience from a variety of pharmaceutical companies and professional backgrounds which we require to continue to grow and to add stockholder value. Our directors also have worked with startup through public companies and bring depth of knowledge in building stockholder value, growing a company from inception, developing pharmaceutical products, and navigating mergers and acquisitions and the public company process.

Compensation of Directors

                We do not pay director compensation to directors who are also our employees.  Our Board of Directors determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

  Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
  Compensation should align the directors’ interests with the long-term interests ofstockholders; and
  Compensation should assist with attracting and retaining qualified directors.

            Non-employee directors receive $250 per month for their services as directors plus $100 for each board meeting attended.  Directors are entitled to participate in our 2005 Stock Plan.  We also reimburse our directors for any actual expenses incurred to attend meetings of the Board.

                The following table provides information regarding all compensation paid to our non-employee directors during the fiscal year ended December 31, 2009.

	Director Compensation
	Fees Earned or
	Paid in	Stock
Name	Cash ($) (1)	Awards ($)	Total ($)
Gary Branning	$3,400	$—	$3,400
Raymond Krauss	3,400	—	3,400
Total director compensation	$6,800	$—	$6,800

(1)       The amounts in this column represent the monthly cash meeting fee earned by or paid to our non-employee directors for service during the fiscal year ended December 31, 2009.

Corporate Governance

We have adopted a Code of Ethics that applies to all of our officers, directors and employees, including our Chief Financial Officer and Chief Executive Officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and applicable Financial Industry Regulatory Authority (“FINRA”) listing standards. Accordingly, the Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability.

Director Independence

            Our securities are not listed on a U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, at this time, after considering all of the relevant facts and circumstances, our Board of Directors has determined that each of Messrs. Branning is independent from our management and qualifies as “independent directors” under the standards of independence under the applicable FINRA listing standards.  This means that, in the judgment of the Board of Directors, Mr. Branning (1) is not one of our officers or  employees nor is he an officer of any of our subsidiaries or (2) does not have any direct or indirect relationship with us that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director.  Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

Board of Directors Meetings and Committees of the Board of Directors

            During the fiscal year ended December 31, 2009, the Board held a total of four meetings.  All members of the Board attended at least 75% of all meetings of the Board.

            We do not currently have any standing committees of the Board of Directors.  The full Board is responsible for performing the functions of the:  (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating Committee.

Scientific Advisory Board

            We maintain a Scientific Advisory Board (“Advisory Board”), the members of which provide, from time to time, at our request, advice regarding specific facets of our ongoing scientific research and development and general corporate activities.   We believe that each member of the Advisory Board brings distinct scientific, clinical, and business development experience which can be called-upon as needed during various phases of our active research, development and commercial development.

            The members of the Advisory Board are compensated for their services at the rate of $250 per hour, not to exceed $1,250 per day.  We also reimburse members of the Advisory Board for out-of-pocket expenses related to their services performed on our behalf.

Currently, our Advisory Board members are:

Name	Held Position Since
Reza Fathi	April 2008
Charles Lee, PhD	August 2006
Jatinder S. Bhogal	September 2008
Li-Xi Yang, MD, PhD	January 2009

Reza Fathi

            Dr. Reza Fathi is an expert in pharmaceutical research and development with 20 years of experience in medicinal chemistry, designing experimental protocols and managing research teams. Dr. Fathi is first author of numerous patents and more than a dozen scientific publications in subjects including small molecule drug discovery, lead compound identification and synthesis of natural product based molecular libraries. Dr. Fathi’s expertise is widely respected, garnering him an array of appointments to prestigious medicinal chemistry positions including Chemistry Core Manager at Harvard Medical School’s Harvard Institute of Chemistry and Cell Biology, Director of Research Operations for XTL biopharmaceuticals, Director of Research Operations for vivoquest, and Member of the Scientific Advisory Committee for Proseed Capital Holding CVA in addition to his appointment at PhytoMedical Technologies, Inc.

Charles Lee

            Dr. Charles Lee’s professional career encompassed academia (1977-1987), pharmaceutical industry (1987-1993) and contract research organization (1993-2004). He is currently a professor of pharmaceutical Sciences at the Gregory School of Pharmacy, Palm Beach Atlantic University.

Jatinder S. Bhogal

            Since December 1993, Mr. Bhogal has worked as a business consultant to emerging growth companies. For over 15 years, Mr. Bhogal has provided early business development guidance and consulting, on a contract basis, to companies developing healthcare services, medical devices, pharmaceuticals and vaccines, solar-photovoltaics, biofuels, and information technology solutions.

Li-Xi Yang

            Dr. Li-Xi Yang has more than 25 years of experience in the fields of cancer research, credited with many patents on anticancer compounds and publications in peer-reviewed journals.  Dr. Yang completed his Postdoctoral Fellowship at Dartmouth Medical School, where he received his PhD in Pharmacology and Toxicology.  He currently serves as Director of Radiation Oncology Residency Education and Senior Scientist at California Pacific Medical Center Research Institute.  Dr. Yang also serves as Director of Academic Research at St. Mary’s Medical Center, San Francisco, CA.  Dr. Yang is an active member of several professional committees, including: Graduate Medical Education Committee, Institutional Review Board, and Institutional Animal Care and Use Committee.

EXECUTIVE COMPENSATION

            The following table and descriptive materials set forth information concerning compensation earned for services rendered to us by: the Chief Executive Officer (the “CEO”); the Chief Financial Officer (the “CFO”); and the three other most highly-compensated executive officers other than the CEO and CFO who were serving as our executive officers at the end of the 2009 fiscal year (the “Named Executive Officers”).

            The responsibility for establishing, administering and interpreting our policies governing the compensation and benefits for our executive officers lies with our Board of Directors. In this connection the Board has not retained the services of any compensation consultants.

            The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. In 2009, we designed our executive compensation program to achieve the following objectives:

•           attract and retain executives experienced in developing and delivering products such as our own;

•           motivate and reward executives whose experience and skills are critical to our success;

•           reward performance; and

•           align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

            The following table summarizes the compensation earned by the Named Executive Officers during the fiscal years ended December 31, 2009, 2008 and 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended December 31,	Salary ($)	Option Awards ($) (4)	All Other Compensation ($)	Total ($)
Greg Wujek(1) Director, Former President and CEO,	2009 2008 2007	225,000 225,000 225,000	- 13,624 1,210,568	- - -	225,000 238,624 1,435,568
Gary Branning(2) Director, Former CFO	2009 2008 2007	- - -	- - -	3,400 5,000 1,700	3,400 5,000 1,700
Raymond Krauss(3) CFO, Secretary, Treasurer, Director	2009 2008 2007	- - -	- - -	3,400 3,900 -	3,400 3,900 -

(1) On April 6, 2006, we appointed Mr. Greg Wujek to the positions of President and Chief Executive Officer.  Pursuant to an Employment Agreement with Mr. Greg Wujek, the Board approved an annual salary of $225,000, a one-time payment of $16,437 for reimbursement of certain expenses incurred in connection with the acceptance of employment, and a stock option to purchase up to 2,250,000 shares of our common stock, subject to certain vesting requirements, at an exercise price of $1.22.

On August 1, 2006, we cancelled the stock option granted to Mr. Wujek in April 2006 for 2,250,000 stock options and simultaneously entered into a stock option agreement with Mr. Wujek for the purchase of up to 2,000,000 shares of common stock, subject to certain vesting requirements, at an exercise price of $0.52 per share, expiring July 31, 2016.

The stock option to purchase up to 2,000,000 shares of common stock vests as follows: (a) 250,000 options shall vest if and when an Investigational New Drug (IND) application is filed for any current or future compounds;  (b) 250,000 options shall vest if and when a phase I clinical trial is commenced for any current or future compounds; and  (c) 1,500,000 options shall vest if and when we or a wholly owned subsidiary or any one current or future compound is acquired, in whole or in part, or when either through us or a subsidiary, enters into a strategic collaborative agreement for any one current or future compound, provided that the our Board of Directors has approved, by written resolution, any such acquisition, sale or agreement.  We expected that the first 250,000 stock options would vest at around 12 months from the date of grant, the second 250,000 stock options would vest at around 18 months from the date of grant and the remaining 1,500,000 stock options would vest at around 12 months from the date of grant.

We accounted for the cancellation and re-issuance of the stock option as a modification of terms, resulting in additional stock-based compensation expense for the excess of the fair value of the replacement award over the fair value of the cancelled award at the cancellation date.  The fair value of the stock option as a result of the cancellation and re-issuance was $2,667,500.  The fair value of each batch of stock options was amortized over their expected service periods, which we reassessed on a periodic basis.  During the years ended December 31, 2009, 2008, and 2007, we recognized $0, $13,624, and $1,210,568, respectively, of stock-based compensation expense related to the 2,000,000 stock options granted to Mr. Wujek.

At December 31, 2009, there was no unrecognized stock-compensation expense related to the 2,000,000 stock option grant.

At December 31, 2009, none of the vesting requirements of the 2,000,000 stock options had been met and thus none of the 2,000,000 stock options were exercisable.  Mr. Wujek resigned his position as President and Chief Executive Officer effective as of March 15, 2010. Mr. Wujek continues to serve as one of the Company’s directors. All of the 2,000,000 stock options were forfeited upon his resignation and termination of employment..

(2)  Mr. Branning was appointed to the position of CFO on September 5, 2008 and resigned on December 11, 2008.  The amount included in the “All Other Compensation” column represents non-employee director fees.  Non-employee directors receive monthly cash compensation of $250 plus $100 for each board meeting attended.  Mr. Branning was not our employee and did not receive additional compensation for the period of time when he served as our CFO.

(3)  Mr. Krauss was appointed to the positions of CFO, Secretary and Treasurer on December 11, 2008 to fill the vacancy created by the resignation of Mr. Branning.  The amount included in the “All Other Compensation” column represents non-employee director fees.  Non-employee directors receive monthly cash compensation of

$250 plus $100 for each board meeting attended.  Mr. Krauss did not receive additional compensation for the period of time when he served as our CFO.

(4)   This column reflects the dollar amount recognized for financial statement reporting purposes for stock options and warrants, which may include amounts from awards made in and prior to the years shown.  For information regarding significant factors, assumptions and methodologies used in determining the fair value of our stock options and warrants, see “Note 11. Stock Options” and “Note 12. Warrants” to the Consolidated Financial Statements included elsewhere in this Prospectus.

Grants of Plan-Based Awards

We did not grant any stock options to our Named Executive Officers during the fiscal year ended December 31, 2009.

Outstanding Equity Awards at Fiscal-Year End

The following table sets forth information regarding equity awards that have been previously awarded to each of the Named Executive Officers and which remained outstanding as of December 31, 2009.

	Option Awards	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Greg Wujek(1)	-	2,000,000	0.52	7/31/2016

(1)    On April 6, 2006, we appointed Mr. Greg Wujek to the positions of President and Chief Executive Officer.  Pursuant to an Employment Agreement with Mr. Greg Wujek, the Board approved an annual salary of $225,000, a one-time payment of $16,437 for reimbursement of certain expenses incurred in connection with the acceptance of employment, and a stock option to purchase up to 2,250,000 shares of our common stock, subject to certain vesting requirements, at an exercise price of $1.22.

On August 1, 2006, we cancelled the stock option granted to Mr. Wujek in April 2006 for 2,250,000 stock options and simultaneously entered into a stock option agreement with Mr. Wujek for the purchase of up to 2,000,000 shares of common stock, subject to certain vesting requirements, at an exercise price of $0.52 per share, expiring July 31, 2016. For the terms of the stock option, please refer to footnote (1) to the Summary Compensation Table above. Mr. Wujek resigned his position as President and Chief Executive Officer effective as of March 15, 2010. Mr. Wujek continues to serve as one of the Company’s directors. All of the 2,000,000 stock options were forfeited upon his resignation and termination of employment.

Option Exercises and Stock Vested

            During the fiscal year ended December 31, 2009 none of the Named Executive Officers exercised any stock options and none of the outstanding stock options vested.

Options Granted in 2010

            On March 15, 2010 our Board of Directors granted the following options, subject to termination and other conditions set forth in the stock option agreement between us and each of the below named individuals:

Name	Number of Shares Subject to the Option	Exercise Price	Term(1) (Number of Years)
Dr. James Lynch(2)	4,000,000	$0.04	10
Greg Wujek (3)	400,000	0.04	10
Raymond Krauss(4)	200,000	0.04	10
Gary Branning (5)	200,000	0.04	10
Li-Xi Yang(6)	200,000	0.04	10

(1)             Subject to earlier termination in the event the option holder ceases to be one of our director, officer or consultant, as the case may be.

(2)             The stock option granted to was granted in accordance with the terms of the employment agreement between us and Dr. Lynch. Dr. Lynch’s options vest as follows:

(a)           as to 600,000 shares when, to the Board’s sole determination and satisfaction, as a result of Dr. Lynch’s efforts, our proprietary pharmacological compound, ‘D11B’, achieves IV formulation and stability milestones, enabling further development;

(b)           as to 600,000 when, to the Board’s sole determination and satisfaction, as a result of Dr. Lynch’s efforts, our proprietary pharmacological compound, ‘D11B’, achieves toxicity and pharmacokinetic milestones, enabling further development;

(c)           as to 300,000 shares when, to the Board’s sole determination and satisfaction, as a result of Dr. Lynch’s efforts, we successfully prepares an Investigator’s Brochure (IB) in accordance with ICH guidelines, for a product or products related to our proprietary pharmacological compound, ‘D11B’;

(d)           as to 450,000 shares when, to the Board’s sole determination and satisfaction, as a result of Dr. Lynch’s efforts, we successfully files an Investigational New Drug Application (IND) with the US Food & Drug Administration for a product or products related to our proprietary pharmacological compound, ‘D11B’;

(e)           as to 300,000 shares when, to the Board’s sole determination and satisfaction, as a result of Dr. Lynch’s efforts, we successfully administers ‘first patient-first dose’ for a product or products related to our proprietary pharmacological compound, ‘D11B’;

(f)            as to 1,000,000 shares when, in the Board’s sole determination and satisfaction, as a result of Dr. Lynch’s  efforts, we successfully adds a new compound (or product(s) derived therefrom) to our pipeline other than compounds (or products derived from any compounds contemplated) by the Company’s license agreement with the Trustees of Dartmouth College;

(g)           as to 250,000 shares (500,000 shares in the aggregate), on each of, March  15, 2012  and March  15, 2013;

(h)           as to 62,500 (250,000 shares in aggregate) on each of June 15, 2010, September 15, 2010, December 15, 2010 and March 15, 2011.

The Stock Option Agreement between us and Dr. Lynch will terminate upon the termination of      Dr.  Lynch’s Employment Agreement with us. Dr. Lynch then will have 90 days to exercise the option to the extent vested. In the event of Dr. Lynch’s  death while serving as a director, his estate will have a period of 180 days following the date of death in which to exercise the option to the extent vested.  However, the Stock Option Agreement between us and Dr. Lynch provides that if there shall be a Change of Control (as defined below) at any time during the term of the Employment Agreement, then any unvested Options shall vest on the date that such Change of Control was consummated. For purposes of the Stock option    Agreement between us and Dr. Lynch, “Change of Control” means (i) the acquisition, directly or indirectly, during the term of the Employment Agreement, by any person (as such  term is defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) in one  transaction or a series of                 related    transactions (other than through an offer and sale of securities pursuant to a registration statement filed with the United States Securities and Exchange Commission), of securities of the Company representing in excess of fifty percent (50%) or more of our combined voting power.

(3)                   Mr. Wujeks’s options vest as follows: 200,000 on the date of grant; 66,667 on March 15, 2011; 66,667 on March 15, 2012 and 66,666 on March 15, 2013.

                The option terminates at such time as Mr. Wujek ceases to serve as one of our directors. Mr. Wujek then will have 90 days to exercise the option to the extent vested. In the event of Mr. Wujek’s death while serving as a director, his estate will have a period of 180 days following the date of death in which to exercise the option to the extent vested.

(4)                   Mr. Krauss’ options vest as follows: 66,667 on March 15, 2011; 66,667 on March 15, 2012 and 66,666 on March 15, 2013.

                The option terminates at such time as Mr. Krauss ceases to serve as one of our directors. Mr.Krauss then will have 90 days to exercise the option to the extent vested. In the event of Mr. Krauss’ death while serving as a director, his estate will have a period of 180 days following the date of death in which to exercise the option to the extent vested.

(5)             Mr. Branning’s options vest as follows: 66,667 on March 15, 2011; 66,667 on March 15, 2012 and 66,666 on March 15, 2013.

            The option terminates at such time as Mr. Branning ceases to serve as one of our directors. Mr. Branning then will have 90 days to exercise the option to the extent vested. In the event of Mr.Branning’s death while serving as a director, his estate will have a period of 180 days following the date of death in which to exercise the option to the extent vested.

(6)             Dr. Yang’s options vest as follows:

(a)       40,000 on the date of grant;

(b)       80,000 when, to the Board’s sole determination and satisfaction, as a result of Dr. Yang’s efforts, our proprietary pharmacological compound, ‘D11B’, achieves toxicity and     pharmacokinetic milestones, enabling further development; and

(c)       80,000 when, to the Board’s sole determination and satisfaction, as a result of Dr. Yang’s efforts, we successfully prepare an Investigator’s Brochure (IB) in accordance with ICH guidelines, for a  product or products related to its proprietary pharmacological compound, ‘D11B’.

                                The option terminates at such time as Dr. Yang ceases to serve as our consultant. Dr. Yang then  will have 90 days to exercise the option to the extent vested. In the event of Dr. Yang death while serving as our consultant, his estate will have a period of 180 days following the date of death in  which to exercise the option to the extent vested.

Changes in Control

            There are no understandings or agreements known by management at this time which would result in a change in control.

            Except with respect to our Stock Option Agreement with Dr. Lynch, we do not have any change-of-control or severance agreements with any of our executive officers or directors. Please refer to footnote No. 1 to the table in “Options Granted in 2010” above.  Otherwise, in the event of the termination of employment of the Named Executive Officers any and all unexercised stock options shall expire and no longer be exercisable as of the date of the termination.

Employment Agreements

Greg Wujek

            Our employment agreement with Mr. Wujek was terminated on March 15, 2010. Please refer to footnote number 1 to the “SUMMARY COMPENSATION TABLE” above for a description of Mr. Wujek’s employment agreement.

Dr. Lynch

            On March 15, 2010 we entered into the Lynch Employment Agreement with Dr. James Lynch. The Lynch Employment Agreement may be terminated at any time with or without cause by either party.  However, in the event the Lynch Employment Agreement is terminated by us at any time after March 15, 2011 without cause, or by Dr. Lynch for good reason, we are obligate to continue to pay Dr. Lynch a severance payment equal to six months of his then annual salary.

            Pursuant to the Lynch Employment Agreement Dr. Lynch will devote substantially all of his full time work efforts to the fulfillment of his responsibilities as our President and Chief Executive Officer. In consideration of his employment we are paying Dr. Lynch an annual salary of $248,000 and reimbursement of his health insurance premiums in the amount of $1,350 per month.  Our Board of Directors also granted Dr. Lynch an option to acquire up 4,000,000 shares of our common stock at an exercise price of $0.04 per share. Please refer to footnote No. 1 to the table in “Options Granted in 2010” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 26, 2010 by:

•         each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of our common stock;

•         each of our directors; each of our named executive officers; and,

•         all of our directors and executive officers as a group.

            Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares.

Name and Address of Beneficial Owner	Positions and Offices Held	Number of Shares Beneficially Owned	Percent of Class(1))
Dr. James F. Lynch(2) 100 Overlook Drive, 2nd Floor Princeton, NJ 08540	President, Chief Executive Officer, and Director	-0-	-0-
Greg Wujek(3) 100 Overlook Drive, 2nd Floor, Princeton, NJ 08540	Director Former President and Chief Executive Officer	200,000	0.1%
Gary Branning(4) 100 Overlook Drive, 2nd Floor Princeton, NJ 08540	Director, Former Chief Financial Officer	-0-	-0- %
Raymond Krauss(5) 100 Overlook Drive, 2nd Floor Princeton, NJ 08540	Chief Financial Officer, Secretary, Treasurer, Director	3,500	-0- %
1420525 Alberta Ltd.(6) 1628 West 1st Avenue, Suite 216 Vancouver, British Columbia, V6J 1G1	Stockholder	85,730,171	42.6%
Jasvir Rayat(7) 3095 West 36th Avenue Vancouver, British Columbia V6N 2S7	Stockholder	12,142,857	6.0%
Kundan Rayat(8) 54-8533 Cumberland Pl Burnaby, British Columbia, V6B 6E4	Stockholder	11,285,714	5.6%
All Directors and Officers as a Group (4 persons)		203,500	0.1%

 (1) Calculated pursuant to rule 13d-3(d) of the Exchange Act.  Beneficial ownership is calculated based on 201,487,995 shares of common stock issued and outstanding on a fully diluted basis as of March 26, 2010.  Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares.  Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

 (2) On March 15, 2010, our Board of Directors appointed Dr. James F. Lynch to the positions of President and Chief Executive Officer and as a director.  Pursuant to an Employment Agreement with Dr. Lynch, the Board approved an annual salary of $248,000, and reimbursement of his health insurance premiums in the amount of $1,350 per month, and a stock option to purchase up to 4,000,000 shares of our common stock, subject to certain vesting requirements, at an exercise price of $0.04 per share.

(3)    On April 6, 2006, our Board of Directors appointed Mr. Greg Wujek to the positions of President and Chief Executive Officer.  Pursuant to an Employment Agreement with Mr. Greg Wujek, the Board approved an annual salary of $225,000, a one-time payment of $16,437 for reimbursement of certain expenses incurred in connection with the acceptance of employment, and a stock option to purchase up to 2,250,000 shares of our common stock, subject to certain vesting requirements, at an exercise price of $1.22.

.

On August 1, 2006, we cancelled the stock option granted to Mr. Wujek in April 2006 for 2,250,000 stock options and simultaneously entered into a stock option agreement with Mr. Wujek for the purchase of up to 2,000,000 shares of common stock, subject to certain vesting requirements, at an exercise price of $0.52 per share, expiring July 31, 2016.

The stock option to purchase up to 2,000,000 shares of common stock vests as follows: (a) 250,000 options shall vest if and when an Investigational New Drug (IND) application is filed for any current or future compounds;  (b) 250,000 options shall vest if and when a phase I clinical trial is commenced for any current or future compounds; and  (c) 1,500,000 options shall vest if and when we or a wholly owned subsidiary or any one current or future compound is acquired, in whole or in part, or when either through us or a subsidiary, enters into a strategic collaborative agreement for any one current or future compound, provided that our Board of Directors has approved, by written resolution, any such acquisition, sale or agreement.  We expected that the first 250,000 stock options would vest at around 12 months from the date of grant, the second 250,000 stock options would vest at around 18 months from the date of grant and the remaining 1,500,000 stock options would vest at around 12 months from the date of grant.

Effective March 15, 2010, Mr. Wujek resigned his position as President and Chief Executive Officer.  Mr. Wujek continues to serve as one of our directors. Pursuant to his Termination Agreement, all 2,000,000 stock options were forfeited upon his resignation.

On March 15, 2010 our Board of Directors granted Mr. Wujek, subject to termination and other conditions set forth in the stock option agreement between us and Mr. Wujek, a stock option to purchase up to 400,000 shares of our common stock at an exercise price of $0.04 per share.  Mr. Wujeks’s option vests as follows:  200,000 on the date of grant; 66,667 on March 15, 2011; 66,667 on March 15, 2012 and 66,666 on March 15, 2013.

The option terminates at such time as Mr. Wujek ceases to serve as one of our directors. Mr. Wujek then will have 90 days to exercise the option to the extent vested. In the event of Mr. Wujek ‘s death while serving as a director, his estate will have a period of 180 days following the date of death in which to exercise the option to the extent vested.

(4)  Mr. Branning was appointed to the position of CFO on September 5, 2008 and resigned effective December 11, 2008.

On March 15, 2010 our Board of Directors granted Mr. Branning, subject to termination and other conditions set forth in the stock option agreement between us and Mr. Branning, a stock option to purchase up to 200,000 shares of our common stock at an exercise price of $0.04 per share.   Mr. Branning’s stock option vests as follows: 66,667 on March 15, 2011; 66,667 on March 15, 2012 and 66,666 on March 15, 2013.

Since none of Mr. Branning’s stock options had vested as of March 15, 2010 and will not vest within 60 days of March 15, 2010, they are not deemed outstanding for the purpose of calculating the number and percentage owned by Mr. Branning.

     (5)    Mr. Krauss was appointed to the positions of CFO, Secretary and Treasurer on December 11, 2008 to fill the vacancy created by the resignation of Mr. Branning.

On March 15, 2010 our Board of Directors granted Mr. Krauss, subject to termination and other conditions set forth in the stock option agreement between us and Mr. Krauss, a stock option to purchase up to 200,000 shares of our common stock at an exercise price of $0.04 per share.   Mr. Krauss’ stock option vests as follows: 66,667 on March 15, 2011; 66,667 on March 15, 2012 and 66,666 on March 15, 2013.

Since none of Mr. Krauss’ stock options had vested as of March 15, 2010 and will not vest within 60 days of March 15, 2010, they are not deemed outstanding for the purpose of calculating the number and percentage owned by Mr. Krauss.

(6)   1420525 Alberta Ltd, is a private Alberta corporation wholly owned by Mr. Harmel Rayat, our former Chief Financial Officer, former Director, and former majority shareholder.  In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares.

(7) Jasvir Rayat is the brother of Harmel S. Rayat, a former officer, former director, and former majority stockholder.  Mr. Harmel S. Rayat disclaims any beneficial ownership of the shares owned by Jasvir Rayat.

(8)   Kundan Rayat is the father of Harmel S. Rayat, a former officer, former director, and former majority stockholder.  Mr. Harmel S. Rayat disclaims any beneficial ownership of the shares owned by Kundan Rayat.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

             We do not have a formal written policy for the review and approval of transactions with related parties. However, our employees are expected to disclose personal interests that may conflict with ours and they may not engage in personal activities that conflict with their responsibilities and obligations to us. If any actual or potential conflict of interest is reported, our entire Board of Directors and outside legal counsel annually review all transactions and relationships disclosed and the board makes a formal determination regarding each director's independence. If the transaction is deemed to present a conflict of interest, the Board of Directors will determine the appropriate action to be taken.

            Wages and benefits

            During the years ended December 31, 2009 and 2008, we incurred $263,052 and $260,332 in wages and benefits expense for services rendered by Mr. Greg Wujek, our Director and former President and Chief Executive Officer.

            In addition, during the years ended December 31, 2009 and 2008, we recorded $0 and $13,624 in stock based compensation expense related to the amortization of a stock option previously granted to Mr. Wujek to purchase 2,000,000 shares of our common stock at an exercise price of $0.52 per share, which is included in wages and benefits.

            Director fees

            Non-employee Board members receive $750 per quarter for services rendered in the capacity of a Board member plus $100 per Board meeting attended.  During the years ended December 31, 2009 and 2008, we incurred $6,800 and $9,750 in non-employee director fees.

            Notes payable

            We had arranged with Mr. Harmel S. Rayat, former Chief Financial Officer, former Director, and our former majority shareholder, a loan amount up to $2,500,000 that may be drawn down on an “as needed basis” at a rate of prime plus 3%.  Effective September 15, 2008, Mr. Rayat and we terminated this loan agreement.  During the year ended December 31, 2008, we repaid $250,000 to Mr. Rayat with the accrued interest of $67,664.  At December 31, 2009, we had an unsecured promissory note pursuant to this loan agreement in the amount of $750,000 payable to Mr. Rayat, which was due on March 8, 2006 and bears interest at an annual rate of 8.50%.  During the years ended December 31, 2009 and 2008, we recorded $63,750 and $69,883 in interest expense related to the promissory note.  At December 31, 2009, accrued interest on the $750,000 remaining promissory note was $307,223 and is included in interest payable.  The entire principal and accrued interest is due and payable on demand.  The carrying value of notes payable and accrued interest approximates fair value at December 31, 2009, based on their liquidity.

            On March 1, 2010, Mr. Rayat agreed to convert the then outstanding balance of the note payable and accrued and unpaid interest thereon to a fixed three (3) year term convertible note bearing interest at the rate of 8.50% per annum, which interest is accrued and payable on the maturity date of the convertible promissory note, unless the holder of the convertible promissory note elects to convert all or any portion of the accrued and unpaid interest into shares of our common stock at the then applicable conversion price. The convertible promissory note is convertible into shares of our common stock at an initial conversion price of $0.01 per share. The conversion price of the convertible promissory note is subject to adjustment upon the occurrence of certain specified events.  In addition, in the event we issue any shares of our common stock or securities convertible or exercisable for shares of our common stock at a price which is less than the then applicable conversion price, the conversion price will be reduced to such lower price.

DESCRIPTION OF OUR SECURITIES

    General

            We are authorized to issue up to 2,000,000,000 shares of common stock, $0.00001 par value per share, and 1,000,000 shares of preferred stock having a par value of $0.25 per share.

As of March 26, 2010, a total of 201,487,995 shares of our common stock were issued and outstanding; no shares of preferred stock are issued and outstanding. All of the outstanding issued and capital stock is, and will be, fully paid and non-assessable.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any shares of preferred stock that may be outstanding from time to time, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion, or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All the outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

 Preferred Stock

Our Board of Directors has the ability to issue up to 1,000,000 shares of preferred stock in one or more series, without stockholder approval. Our Board of Directors may designate for the series:

•           the number of shares and name of the series,

•           the voting powers of the series, including the right to elect directors, if any,

•           the dividend rights and preferences, if any,

•           redemption terms, if any,

•           liquidation preferences and the amounts payable on liquidation or dissolution, and

•           the terms upon which such series may be converted into any other series or class of our stock, including the common stock and any other terms that are not prohibited by law.

 It is impossible for us to state the actual effect it will have on common stock holders if the Board of Directors designates a new series of preferred stock. The effects of such a designation will not be determinable until the rights accompanying the series have been designated. The issuance of preferred stock could adversely affect the voting power, liquidation rights or other rights held by owners of common stock or other series of preferred stock. The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of our Company, and could discourage any such attempt. We have no present plans to issue any additional shares of preferred stock.

Options

The following table summarizes information about stock options outstanding and exercisable at December 31, 2009:

		Stock Options Outstanding			Stock Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
	Number of	Remaining	Average	Number of	Remaining	Average
	Options	Contractual	Exercise	Options	Contractual	Exercise
Exercise Price	Outstanding	Life (Years)	Price	Exercisable	Life (Years)	Price

$0.52	2,000,000	6.59	$0.52	—	—	$—

            We do not repurchase shares to fulfill the requirements of stock options that are exercised. Further, we issues new shares when stock options are exercised.

Warrants

            If all of the Units are sold we will have an aggregate of 100,000,000 Series B Warrants issued and outstanding. Each Series B Warrant entitles the holder to purchase a share of our common stock at an exercise price of $0.03 per share for a period of two years from the date of issuance. The exercise price of the Series B Warrants is subject to adjustment upon the occurrence of certain specified events such as stock splits and consolidations.

Shares Eligible for Resale

             Sales of substantial amounts of our common stock in the public market following this offering could negatively affect the market price of our common stock. Such sales could also impair our future ability to raise capital through the sale of our equity securities.

             As of March 26, 2010, we had 201,487,995 shares of our common stock outstanding. Of these Shares, 145,921,942 shares are "restricted" securities, within the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act, unless an exemption from registration is available, including the exemption provided by Rule 144. Of these 85,730,171are owned by 1420525 Alberta Ltd., a private corporation, of which Harmel S. Rayat, our former chief financial officer, director and controlling shareholder is the sole shareholder.

Rule 144

             The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

              Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•         1% of the number of shares of common stock then outstanding, which will equal approximately 2,000,000 shares as of the date of this Prospectus; or

•         the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale , provided that the common stock is listed on a national securities exchange or on The NASDAQ Stock Market.

             Sales under Rule 144 by our affiliates are further limited under Rule 144, including the provisions thereof relating to the manner of sale, notice requirements and availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

              Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

             Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•         The issuer of the securities that was formerly a shell company has ceased to be a shell company;

•         The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•         The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•         At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

              As we are not a shell company, our restricted shares will be able to be resold pursuant to Rule 144 as described above after we become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

THE OFFERING AND PLAN OF DISTRIBUTION

            We are offering up to 200,000,000 Units at a purchase price of $0.01 per Unit ($2,000,000 in the aggregate). Each Unit consists of (i) one (1) Unit Share and (ii) one half of one Series B Warrant. Each full Series B Warrant entitles the holder to purchase one Warrant Share at a price of $0.03 per Warrant Share for a period of two (2) years from the date of issuance.

            We are offering the Units directly to the public through our Chief Executive Officer and President on a “best efforts, no minimum,” basis. This means that:

  we have no requirement to sell any specific number of Units;
  we will not return any funds received from investors in the event that we do not sell all of the securities being offered or if the funds received are insufficient for the purposes set forth herein; and
  we will not deposit the proceeds from this offering in an escrow, trust or similar account.

             Accordingly, the proceeds from this offering will be immediately available to us for our use.

Offering Price

            The offering price of $0.01 per Unit was arbitrarily determined by us and does not bear any significant relationship to our assets and is not necessarily reflective of the inherent or current, potential market or resale value, of our shares.  Please refer to “DETERMINATION OF OFFERING PRICE.”

Number of Shares Outstanding

            There were 201,487,995 shares of our common stock issued and outstanding at March 26, 2010. If all of the offered Units are sold, and without giving effect to the exercise of outstanding options or the Series B Warrants there will be 401,487,995 shares issued and outstanding.

Duration of Offering

            Subject to our right to terminate the offering at any time, the offering will be conducted by us on a best efforts basis for a period of the earlier of 90 days following the date of this Prospectus or the date on which we have sold all of the Units. We may extend the offering period for an additional 90 days in our sole discretion and without notice.

             In order to buy our shares, you must complete and execute the subscription agreement accompanying this Prospectus and make payment of the purchase price for each Unit purchased either in cash, by check payable to the order of the order of “PhytoMedical Technologies, Inc.” or by wire transfer pursuant to instruction from us.

            Solicitation for purchase of the Units will be made only by means of this Prospectus and communications with Dr. Lynch, our Chief Executive Officer and Director, who:

•         will not receive any commission in connection with the sale of any Securities registered in this offering;

•         is not and has not been associated persons of a broker dealer within the preceding 12 months;

•         does not participate in selling an offering of securities for any issuer more than once every12 months;

•         has not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and

•         intends to primarily perform, at the end of this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.

            As a result, Dr. Lynch will not register as a broker-dealer with the Securities and Exchange Commission pursuant to Section 15 of the Securities Act in reliance of Rule 3a4-1 of the Exchange Act which sets forth the above mentioned conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed a broker-dealer.

            We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for the Units will be accepted or rejected within 48 hours after we receive them.

How To Invest

            Subscriptions for purchase of Units offered by this Prospectus can be made by completing, signing and delivering to us, the following:

•         an executed copy of the Subscription Agreement; and

•         a check payable to the order of “PhytoMedical Technologies, Inc.” in an aggregate amount equal to $0.01 multiplied by the number of Units you want to purchase.

Resale of our Shares

            There is presently only a limited public market for our shares of common stock on the OTCBB. Please refer to “MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS” and “RISK FACTORS.”

LEGAL PROCEEDINGS

            Although we are not party to nor are we aware of any pending lawsuit, litigation or proceeding, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.

            We are currently not aware of any other legal proceedings or claims that we believe will have, individually, or in the aggregate, a material adverse affect on our business, financial condition or operating results.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            We believe that the indemnification provisions of our Articles of Incorporation and Bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by Nevada law. This is intended to allow our directors and officers the benefit of Nevada's corporation law which provides that directors and officers of Nevada corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

            The validity of the shares of common stock offered hereby will be passed upon for us by Sierchio & Company LLP, 430 Park Avenue, 7 th Floor, New York, New York 10022. Joseph Sierchio, a member of Sierchio & Company LLP, is one of our directors. Mr. Sierchio is the beneficial owner of 82,500 shares of our common stock.

EXPERTS

            Our consolidated financial statements at December 31, 2009 and 2008 and for the years then ended, appearing herein have been audited by Peterson Sullivan, LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

            There have been no changes in, and we have not had any disagreements with our accountants with respect to, our accounting and financial disclosure.

ADDITIONAL INFORMATION

     We file current, quarterly and annual reports with the SEC on forms 8-K, 10-Q and 10-K. Our filings may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

            For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

PhytoMedical Technologies, Inc.

Princeton, New Jersey

We have audited the accompanying consolidated balance sheets of PhytoMedical Technologies, Inc. and Subsidiaries ("the Company") as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PhytoMedical Technologies, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has experienced recurring losses from operations since inception, and has a substantial accumulated deficit.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

January 27, 2010

PHYTOMEDICAL TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008
(Expressed in U.S. Dollars)

	Decenber 31,
	2009	2008

ASSETS
Current assets
Cash and cash equivalents	$75,291	$665,833
Prepaid expenses and other current assets	278	2,260
Total current assets	75,569	668,093

Intangible assets - license fees	15,000	15,000

Total assets	$90,569	$683,093

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$19,112	$23,397
Interest payable	307,223	243,473
Notes payable	750,000	750,000
Total current liabilities	1,076,335	1,016,870

Commitments and Contingencies

Stockholders' deficit
Preferred stock: $0.25 par value; 1,000,000 authorized, no shares issued and outstanding at December 31, 2009 and 2008	-	-
Common stock: $0.00001 par value; 300,000,000 authorized, 201,487,995 and 200,398,290 shares issued and outstanding at December 31, 2009 and 2008	2,015	2,004
Additional paid-in capital	25,152,591	26,285,899
Accumulated other comprehensive loss	-	(523)
Accumulated deficit	(26,140,372)	(26,621,157)
Total stockholders' deficit	(985,766)	(333,777)

Total liabilities and stockholders' deficit	$90,569	$683,093

(The accompanying notes are an integral part of these consolidated financial statements)

PHYTOMEDICAL TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
(Expressed in U.S. Dollars)

	Year Ended
	December 31,
	2009	2008

Revenue	$-	$-

Operating expenses
Directors fees - related party	6,800	9,750
Investor relations	3,658	492,360
Wages and benefits	263,052	346,538
Research and development	113,826	379,716
Professional fees	136,423	110,249
Impairment of license fee	-	20,000
Other operating expenses	64,480	139,581
Total operating expenses	588,239	1,498,194

Loss from operations	(588,239)	(1,498,194)

Other income (expense)
Interest income	-	22,679
Interest expense	(63,750)	(70,445)
Change in fair value of warrant liability	(93,910)	-
Gain on extinguishment of warrant liability	52,631	-
Loss on disposal of fixed assets	-	(8,068)
Loss on dissolution of foreign subsidiary	(523)	-
Foreign exchange loss	-	(6,773)
Total other income (expense)	(105,552)	(62,607)

Net loss	$(693,791)	$(1,560,801)

Net loss per share - basic and diluted	$(0.00)	$(0.01)

Weighted average number of common shares
outstanding - basic and diluted	200,675,941	200,398,290

(The accompanying notes are an integral part of these consolidated financial statements)

PHYTOMEDICAL TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
(Expressed in U.S. Dollars)

						Accumulated Other			Total
	Common Stock		Common Stock Issuable		Additional	Comprehensive	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	(Loss) Income	Deficit	Loss	Equity (Deficit)

Balance, December 31, 2007	200,398,290	$ 2,004	-	$ -	$ 26,272,275	$ 1	$ (25,060,356)	$ -	$ 1,213,924

Stock based compensation expense	-	-	-	-	13,624	-	-	-	13,624

Comprehensive income (loss)
Foreign currency translation adjustments	-	-	-	-	-	(524)	-	(524)	(524)

Net loss, year ended December 31, 2008	-	-	-	-	-	-	(1,560,801)	(1,560,801)	(1,560,801)
Total comprehensive loss								(1,561,325)

Balance, December 31, 2008	200,398,290	2,004	-	-	26,285,899	(523)	(26,621,157)	-	(333,777)

Cumulative adjustment upon adoption of ASC 815-40	-	-	-	-	(1,198,679)	-	1,174,576	-	(24,103)

Extinguishment of warrant liability	1,089,705	11	-	-	65,371				65,382

Comprehensive income (loss)
Loss on dissolution of foreign subsidiary	-	-	-	-	-	523	-	523	523

Net loss, year ended December 31, 2009	-	-	-	-	-	-	(693,791)	(693,791)	(693,791)
Total comprehensive loss								$ (693,268)

Balance, December 31, 2009	201,487,995	$ 2,015	-	$ -	$ 25,152,591	$ -	$ (26,140,372)		$ (985,766)

(The accompanying notes are an integral part of these consolidated financial statements)

PHYTOMEDICAL TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
(Expressed in U.S. Dollars)

	Year Ended
	December 31,
	2009	2008

Cash flows from operating activities
Net loss	$(693,791)	$(1,560,801)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	-	2,022
Change in fair value of warrant liability	93,910	-
Gain on extinguishment of warrant liability	(52,631)	-
Stock based compensation	-	13,624
Loss on disposal of fixed assets	-	8,068
Impairment of license fee	-	20,000
Loss on dissolution of foreign subsidiary	523	-
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses and other current assets	1,982	(2,260)
Increase (decrease) in accounts payable	(4,285)	23,397
Decrease in accrued liabilities	-	(2,970)
Increase in interest payable	63,750	2,220
Net cash used in operating activities	(590,542)	(1,496,700)

Cash flows from investing activities
Purchase of equipment	-	(6,173)
Additions to intangible assets - license fees	-	(15,000)
Net cash used in investing activities	-	(21,173)

Cash flows from financing activities
Repayment of loan to stockholder	-	(250,000)
Net cash used in financing activities	-	(250,000)

Effect of foreign exchange rate	-	(524)

Decrease in cash and cash equivalents	(590,542)	(1,768,397)

Cash and cash equivalents at beginning of period	665,833	2,434,230
Cash and cash equivalents at end of period	$75,291	$665,833

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$68,226
Income tax paid in cash	$-	$-
Issuance of 1,089,705 shares of common stock to extinguish warrant liability of $118,013
during the year ended December 31, 2009	$118,013	$-
(The accompanying notes are an integral part of these consolidated financial statements)

PHYTOMEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009

(Expressed in U.S. Dollars)

Note 1.  Organization and Description of Business

PhytoMedical Technologies, Inc. (the “Company”) was incorporated in the State of Nevada on July 25, 2001. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries PhytoMedical Technologies Corporation (“PhytoMedical Corp.”), PolyPhenol Technologies Corporation (“PolyPhenol”) and PhytoMedical Technologies Ltd. (“PhytoMedical Ltd.”).

PhytoMedical Corp. was incorporated on March 10, 2004 in the State of Nevada and has no assets and liabilities.

PolyPhenol was incorporated on August 24, 2004 in the State of Nevada and has no assets and liabilities.

PhytoMedical Ltd. was incorporated on April 11, 2007 in the Province of British Columbia, Canada for providing administrative services to the Company’s Canada office.  The Company ceased to conduct business in Canada on August 31, 2008 and closed this office. As a result, the Company dissolved PhytoMedical Ltd. and eliminated all intercompany balances, effective January 1, 2009.

 The Company is a pharmaceutical company focused on research, development and commercialization of pharmaceutical products.  The Company’s strategy is to develop new technologies and, where warranted, acquire rights to obtain licenses to technologies and products that are being developed by third parties, primarily universities and government agencies, through sponsored research and development agreements.

The Company is currently focusing its development efforts on the anti-cancer compound for glioblastoma, D11B, to which the Company currently has an exclusive license, pursuant to a license agreement between the Company and the Trustees of Dartmouth College (the “Dartmouth Trustees”) dated September 8, 2008 (the “Dartmouth License Agreement”).

Note 2.  Going Concern Uncertainties

The Company has not generated any revenues, has an accumulated deficit of $26,140,372 as of December 31, 2009, does not have positive cash flows from operating activities, and had negative working capital of $1,000,766 as of December 31, 2009.  The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern, which is dependent upon the Company’s ability to establish itself as a profitable business.

The Company has expended a significant amount of cash in developing its technology and expects to incur additional losses as it continues to develop its technologies.  To date, the Company’s cash flow requirements have primarily been met by funds received pursuant to the 2007 Private Placement completed by the Company in September 2007, raising net proceeds of $3,109,500. Management recognizes that in order to meet the Company’s capital requirements, and continue to operate, additional financing will be necessary.  The Company expects to raise additional funds through private or public equity investments in order to support existing operations and expand the range and scope of its business operations. The Company will seek access to private or public equity but there is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.  Furthermore, there is no assurance that the net proceeds received from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.  If the Company is unable to raise additional capital or generate positive cash flow, it is unlikely that the Company will be able to continue as a going concern.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. These consolidated financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

Note 3.  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Principles of Consolidation

These consolidated financial statements presented are those of the Company and its wholly-owned subsidiaries, PhytoMedical Corp., PolyPhenol, and PhytoMedical Ltd.  All significant intercompany transactions and accounts have been eliminated in consolidation.

Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Areas where management uses subjective judgment include valuation of equity instruments. Actual results can differ from those estimates and assumptions.

Reclassifications

Certain reclassifications have been made to prior fiscal year amounts or balances to conform to the presentation adopted in the current fiscal year.

Foreign Operations and Foreign Currency Translation

The functional currencies of the Company’s international subsidiaries are the local currency of the country in which the subsidiary is located. Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date.  Translation adjustments resulting from this process are charged or credited to accumulated other comprehensive income.  Revenues and expenses of the Company’s consolidated foreign operations are translated at the average rates of exchange prevailing during the year. Gains and losses on foreign currency transactions are included in foreign exchange gain or loss.

Cash and Cash Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of three months or less.  On occasion, the Company has amounts deposited with financial institutions in excess of federally insured limits.

Research and Development

Research and development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

During the years ended December 31, 2009 and 2008, the Company incurred $113,826 and $379,716 on research and development activities.

Stock-Based Compensation

The Company measures all stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period.  The Company uses the Black-Scholes pricing model to determine the fair value of stock-based compensation awards on the date of grant.  The Black-Scholes pricing model requires management to make assumptions regarding the warrant and option lives, expected volatility, and risk free interest rates. See “Note 11. Stock Options” and “Note 12. Warrants” for additional information on the Company’s stock-based compensation plans.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by comparison of the carrying value of an asset to future net cash flows expected to be generated by the asset.  If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on discounted cash flows or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

On December 18, 2008 the company was notified by ISU that the patent application for the insulin enhancing synthesized compounds was rejected by the US Patent Office.  After further review of the rejection letter along with the culminated research costs incurred by the Company, the Company determined it was in the best interests of the Company to terminate its license agreement with ISURF and its Sponsored Research Agreement with ISU.  Pursuant to the terms of the license agreement and Sponsored Research Agreement, the Company provided written notice of termination to both ISURF and ISU on January 6, 2009.   As a result of the termination of the license agreement with ISURF, the Company recorded an impairment charge of $20,000 at December 31, 2008 to write-off the previously paid license fee.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. See “Note 14. Income Taxes” for further discussion.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair value.

The carrying value of cash and cash equivalents, accounts payable, accrued liabilities, and notes payable approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Segment Reporting

The Company’s business is considered as operating in one segment based upon the Company’s organizational structure, the way in which the operations are managed and evaluated, the availability of separate financial results and materiality considerations.

Net Loss per Share

The computation of basic net income (loss) per common share is based on the weighted average number of shares that were outstanding during the year. The computation of diluted net income (loss) per common share is based on the weighted average number of shares used in the basic net income (loss) per share calculation plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method for shares subject to stock options and warrants.  See “Note 4. Net Loss Per Share” for further discussion.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Recently Issued Accounting Standards

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principals, a replacement of FASB Statement No. 162” (SFAS 168).  This statement modifies the Generally Accepted Accounting Principles (“GAAP”) hierarchy by establishing only two levels of GAAP, authoritative and nonauthoritative accounting literature. Effective July 2009, the FASB Accounting Standards Codification (“ASC”), also known collectively as the “Codification,” is considered the single source of authoritative U.S. accounting and reporting standards, except for additional authoritative rules and interpretive releases issued by the SEC.  Nonauthoritative guidance and literature would include, among other things, FASB Concepts Statements, American Institute of Certified Public Accountants Issue Papers and Technical Practice Aids and accounting textbooks. The Codification was developed to organize GAAP pronouncements by topic so that users can more easily access authoritative accounting guidance.  It is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation.  SFAS 168 is effective for interim and annual periods ending after September 15, 2009.  The Company adopted SFAS 168, effective October 1, 2009, the beginning of its fourth quarter ended December 31, 2009.

In September 2009, the FASB issued ASC 820-10 Measuring Liabilities at Fair Values (“ASC 820-10”). ASC 820-10 provides additional guidance on how companies should measure liabilities at fair value. Specifically, the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer. The Company adopted ASC 820-10, effective October 1, 2009, which did not have a material impact on its consolidated financial position, results of operations, and cash flows.

Note 4.  Net Loss per Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.  Diluted net loss per share is computed by dividing the net loss by the weighted average number of common and dilutive common equivalent shares outstanding during the period.  As the Company had a net loss in each of the periods presented, basic and diluted net loss per share are the same.

Excluded from the computation of diluted net loss per share for the years ended December 31, 2009 and 2008, because their effect would be antidilutive, are stock options and warrants to acquire 2,000,000 and 12,897,081 shares of common stock with weighted-average exercise prices of $0.52 and $0.42 per share.

For purposes of earnings per share computations, shares of common stock that are issuable at the end of a reporting period are included as outstanding.

Following is the computation of basic and diluted net loss per share for the years ended December 31, 2009 and 2008:

	Year Ended
	December 31,
	2009	2008

Numerator - net loss	$ (693,791)	$ (1,560,801)

Denominator - weighted average number
of common shares outstanding - basic and diluted	200,675,941	200,398,290

Basic and diluted net loss per common share	$ (0.00)	$ (0.01)

Note 5.  Equipment

During the year ended December 31, 2008, the Company removed the cost and related accumulated depreciation from the Company’s consolidated financial statements for equipment that was either no longer in service or deemed obsolete.  Substantially all of this equipment was located at the Company’s administrative office in Vancouver, British Columbia, Canada, which, effective August 31, 2008, was closed.  The Company recorded a loss on disposal of fixed assets of $8,068 in the consolidated statements of operations during the year ended December 31, 2008.

Depreciation expense was $0 and $2,022 for the years ended December 31, 2009 and 2008.

Note 6.  Iowa State University Sponsored Research Agreement

Iowa State University Sponsored Research Agreement

On February 1, 2007, the Company, through its wholly owned subsidiary, PolyPhenol, entered into a Sponsored Research Agreement with Iowa State University (“ISU”). Under terms of the agreement, the Company continued to undertake its research at ISU for development of the Company’s novel, synthesized type A-1 ‘polyphenolic’ compounds.  On January 6, 2009, the Company provided written notice to ISU terminating the Sponsored Research Agreement between the Company and ISU. The termination was effective March 6, 2009.

Upon written notice of termination of the Sponsored Research Agreement to ISU on January 6, 2009, the Company was current with respect to all contractual obligations owed to ISU pursuant to the Sponsored Research Agreement.

As of December 31, 2009, the Company had paid a total of $114,972 pursuant to the terms of the ISU Sponsored Research Agreement.  During the years ended December 31, 2009 and 2008 the Company incurred $0 and $83,846 pursuant to the terms of the ISU Sponsored Research Agreement.  In addition to contractual obligations pursuant to the ISU Sponsored Research Agreement, the Company reimbursed ISU $0 and $506 during the years ended December 31, 2009 and 2008 for other out-of-pocket costs that are included in research and development expense.

Note 7.  Iowa State University Research Foundation License Agreement

On June 12, 2006, the Company, through its wholly owned subsidiary, PolyPhenol, entered into an exclusive license agreement with Iowa State University Research Foundation Inc. (“ISURF”) to develop, market and distribute novel synthesized compounds derived from type A-1 polyphenols, which have been linked to insulin sensitivity by the USDA's Agricultural Research Service.  On January 6, 2009, the Company gave written notice to ISURF, terminating the License Agreement between the Company and ISURF, effective April 6, 2009.

Upon written notice of termination of the license agreement to ISURF on January 6, 2009, the Company was current with respect to all contractual obligations owed to ISURF pursuant to the license agreement.

As of December 31, 2009, the Company had paid a total of $20,000 to ISURF for the license fee and $31,223 for reimbursement of patent costs and research expenses as per agreement with ISURF, none of which is included in research and development expense for the years ended December 31, 2009 and 2008.

Note 8.  Dartmouth Sponsored Research Agreement

On May 25, 2007, the Company entered into a Sponsored Research Agreement with Dartmouth College (“Dartmouth”), in the area of cancer research, specifically furthering research and development of anti-tumor bis-acridines. The Sponsored Research Agreement with Dartmouth was amended on October 1, 2008 extending it to September 30, 2009.  As of September 30, 2009, Dartmouth had concluded their research and development and provided the Company with a key anti-cancer compound for glioblastoma.  The Company is continuing to independently pursue its research and development goals and  has entered into a fee-for-services agreement with Latitude Pharmaceuticals, Inc. (“Latitude”) to develop an intravenous (“IV”) formulation for its lead anti-cancer compound for glioblastoma (see “Note 10. Latitude Agreement”).

Dartmouth granted the Company the option of a world-wide, royalty-bearing exclusive license to make, have made, use and sell in the field of oncology, the products embodying or produced through Dartmouth’s previous and future patents and through any joint-inventions related to the agreement, at reasonable terms and conditions as the parties may agree.

The Company will reimburse Dartmouth for all costs associated with obtaining and maintaining Dartmouth’s pre-existing patents related to the subject technology.

As of December 31, 2009, the Company has paid $220,260 pursuant to the Sponsored Research Agreement with Dartmouth and $1,253 for reimbursement of expenses. Of the total $221,513 paid to Dartmouth, $60,463 and $115,300 is included in research and development expense for the years ended December 31, 2009 and 2008.

Note 9.  Dartmouth License Agreement

On September 1, 2008, the Company entered into the Dartmouth License Agreement pursuant to which the Company obtained the rights to develop, market and distribute a novel class of synthesized compounds known as bis-intercalators.  These anti-cancer agents which have a ‘cytotoxic’ or poisonous affinity for cancer cells, are designed to bind tightly to cancer cell DNA (deoxyribonucleic acid), the blueprint of life for the cancer cell.

Under the terms of the Dartmouth License Agreement, the Company is obligated to pay annual license maintenance fees to the Dartmouth Trustees, in addition to an upfront payment of $15,000 within 30 days of execution of the agreement, with such payment already having been made.  Additionally, the Company is required to make milestone payments to the Dartmouth Trustees if, and only when, specific clinical and regulatory approval milestones are achieved.

Throughout the duration of the Dartmouth License Agreement, the Company is obligated to make royalty payments to the Dartmouth Trustees based on the net sales of products derived from the Dartmouth License Agreement, if any.  The Company is also obligated to reimburse the Dartmouth Trustees all costs incurred for filing, prosecuting and maintaining any licensed patents related to the Dartmouth License Agreement, throughout the duration of the agreement. The Company is required to undertake the development, regulatory approval, and commercialization, of products derived from the Dartmouth License Agreement, if any, and pursue collaborative commercial partnerships, if viable.

Pursuant to Rule 24b-2, the Company submitted a request for confidential treatment of certain portions of the Dartmouth License Agreement, relating to the payment terms and certain provisions under the Dartmouth License Agreement.  The Company’s request was granted on March 9, 2009.  Accordingly, certain terms of the Dartmouth License Agreement do not need to be released to the public until August 5, 2013.

Note 10. Latitude Agreement

On July 6, 2009, the Company entered into a fee-for-services agreement with Latitude, which was amended on October 23, 2009  (the “Latitude Agreement”), to develop an IV formulation of the Company’s anti-cancer compound for glioblastoma, D11B, for use in ongoing and future testing to determine the compound’s efficacy and toxicology, and if warranted, future early stage human clinical trials. As of December 31, 2009, the Company has paid $45,377 pursuant to the terms of the Latitude Agreement, all of which is included in research and development expense for the year ended December 31, 2009.

Note 11.  Stock Options

On July 12, 2001, the Company approved its 2001 Stock Option Plan (the “2001 Plan”), which has 10,000,000 shares reserved for issuance thereunder, all of which were registered under Form S-8 on October 2, 2003. On July 25, 2005, the Company approved its 2005 Stock Option Plan (the “2005 Plan”), which has 15,000,000 shares reserved for issuance thereunder. The 2001 Plan and 2005 Plan provides shares available for options granted to employees, directors and others. The options granted to employees under the Company’s option plans generally vest over two to five years or as otherwise determined by the plan administrator. Options to purchase shares expire no later than ten years after the date of grant.

The Company measures all stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period.  The grant date fair value of stock options is based on the price of a share of the Company’s common stock on the date of grant.  In determining grant date fair value of stock options, the Company uses the Black-Scholes option pricing model which requires management to make assumptions regarding the option lives, expected volatility, and risk free interest rates all of which impact the fair value of the option and, ultimately, the expense that will be recognized over the life of the option.

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for a bond with a similar term.  The Company does not anticipate declaring dividends in the foreseeable future.  Volatility is calculated based on the historical weekly closing stock prices for the same period as the expected life of the option.  The Company uses the “simplified” method for determining the expected term of its “plain vanilla” stock options.  The Company recognizes compensation expense for only the portion of stock options that are expected to vest.  Therefore, the Company applies an estimated forfeiture rate that is derived from historical employee termination data and adjusted for expected future employee turnover rates.  To date, the Company has experienced minimal forfeitures, which did not impact the fair value of the stock option grants.  If the actual number of forfeitures differs from those estimated by the Company, additional adjustments to compensation expense may be required in future periods.

A summary of the Company’s stock option activity for the years ended December 31, 2009 and 2008 and related information follows:

			Weighted
			Average
			Remaining	Aggregate
		Weighted Average	Contractual	Intrinsic
	Number of Options	Exercise Price	Term (1)	Value (1)

Outstanding at December 31, 2009 and 2008	2,000,000	$ 0.52	6.59 years	$ -

Exercisable at December 31, 2009	-

Available for grant at December 31, 2009	20,250,000

(1) The weighted average remaining contractual term and aggregate intrinsic value are as of December 31, 2009.

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of its fourth quarter of its fiscal year 2009 and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on December 31, 2009. The intrinsic value of the options changes based on the fair market value of the Company’s common stock.

At December 31, 2009 and 2008, the Company had unvested stock options to purchase 2,000,000 shares of the Company’s common stock at a grant date fair value per share of $0.48.

During the years ended December 31, 2009 and 2008, stock-based compensation expense of $0 and $13,624 was recognized for options previously granted and vesting over time, which is included in wages and benefits.  As of December 31, 2009, the Company had no unrecognized compensation cost related to unvested stock options.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2009:

		Stock Options Outstanding			Stock Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
	Number of	Remaining	Average	Number of	Remaining	Average
	Options	Contractual	Exercise	Options	Contractual	Exercise
Exercise Price	Outstanding	Life (Years)	Price	Exercisable	Life (Years)	Price

$0.52	2,000,000	6.59	$0.52	—	—	$—

The Company does not repurchase shares to fulfill the requirements of stock options that are exercised. Further, the Company issues new shares when stock options are exercised.

Note 12.  Warrants

On September 25, 2007, PhytoMedical completed a $3,205,000 private placement (the “2007 Private Placement”), for which Palladium Capital, LLC (“Palladium"), acted as the exclusive placement agent. The 2007 Private Placement consisted of the sale of 10,683,331 units (the "Units") at a price of $0.30 per Unit (the "Unit Issue Price") or $3,205,000 in the aggregate. The Units were offered and sold to 13 accredited investors (the “Investors”) as defined in Regulation D as promulgated under the Securities Act of 1933, as amended.   Each Unit consisted of one share of common stock and one Class A warrant (“Class A Warrant”) at an exercise price of $0.40 per share, expiring September 25, 2010.  The Company issued 10,683,331 Class A Warrants pursuant to the terms of the 2007 Private Placement and 213,750 to the agent as commission (under the same terms), for a total of 10,897,081 Class A Warrants.

The terms of the Class A Warrants that were issued pursuant to the 2007 Private Placement contain a provision such that upon subsequent equity sales of common stock or common stock equivalents at an effective price per share (the “Base Share Price”) less than the $0.40 exercise price per share of the Class A Warrants then the exercise price of the Class A Warrants shall be reduced to the Base Share Price and the number of Class A Warrants shall be increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price shall be equal to the aggregate exercise price prior to such adjustment (“Dilutive Issuance”). The potential adjustment to the Class A Warrant exercise price and number of underlying shares of common stock results in a settlement amount that does not equal the difference between the fair value of a fixed number of the Company’s common stock and a fixed exercise price.  Accordingly, the Class A Warrants are not considered indexed to the Company’s own stock and therefore need to be accounted for as a derivative.

At the time of grant, the fair value of the Class A Warrants as calculated using the Black-Scholes model was $2,724,270.  The proceeds from the 2007 Private Placement allocated to the Class A Warrants were $1,198,679.

Warrant Liability and Securities Exchange Agreement

On January 1, 2009, the Company adopted guidance which is now part of ASC 815-40, Contracts in Entity’s Own Equity (ÁSC 815-40).  The Company determined that its Class A Warrants contained a Dilutive Issuance provision.  As a result, the Company reclassified 10,897,081 of its Class A Warrants to warrant liability, under long-term liabilities, resulting in a cumulative adjustment to accumulated deficit as of January 1, 2009 of $1,174,576.

The Company’s Class A Warrants were considered derivative financial instruments and are therefore required to be adjusted to fair value each quarter.  Fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, the Company used a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

On September 29, 2009, the Company consummated a securities exchange agreement (“Securities Exchange Agreement”) with the holders of the Company’s Class A Warrants whereby the holders and the Company agreed to exchange the holders’ remaining Class A Warrants, on the basis of one share for every ten (10) Class A Warrants for an aggregate of 1,089,705 shares of the Company’s common stock $0.00001 par value per share. The exchange of the Class A Warrants for common stock pursuant to the Securities Exchange Agreement resulted in an extinguishment of the warrant liability.

The fair value of the Company’s warrant liability at September 29, 2009, the effective date of the Securities Exchange Agreement, using a Black-Scholes model (Level 3 inputs) was $118,013, using the following assumptions:  dividend yield of 0%, expected volatility of 156.43%, risk-free interest rate of 0.41%, and expected term of 1.0 year.

The fair value of the 1,089,705 shares of common stock issued to settle the warrant liability was $65,382, based on the closing price of the Company’s common stock of $0.06 per share on September 29, 2009 as quoted on the Over the Counter Bulletin Board.  The Company recorded a gain on extinguishment of warrant liability of $52,631 on September 29, 2009 as a result of the excess of the Class A Warrant Liability over the fair value of the consideration provided the warrant holders, in the form of common stock.

As a result of the Company adjusting the Class A Warrants to fair value each quarter, the Company recorded a non-cash loss related to the Class A Warrants of $93,910 for the year ended December 31, 2009.

As of December 31, 2009 there were no Class A Warrants outstanding.

Note 13.  Related Party Transactions

Wages and benefits

During the years ended December 31, 2009 and 2008, the Company incurred $263,052 and $260,332 in wages and benefits expense for services rendered by Mr. Greg Wujek, the President, Chief Executive Officer, and Director of the Company.

In addition, during the years ended December 31, 2009 and 2008, the Company recorded $0 and $13,624 in stock based compensation expense related to the amortization of a stock option previously granted to Mr. Wujek to purchase 2,000,000 shares of the Company’s Common Stock at an exercise price of $0.52 per share, which is included in wages and benefits.

Director fees

Non-employee Board members receive $750 per quarter for services rendered in the capacity of a Board member plus $100 per Board meeting attended.  During the years ended December 31, 2009 and 2008, the Company incurred $6,800 and $9,750 in non-employee director fees.

Notes payable

The Company had arranged with Mr. Harmel S. Rayat, former Chief Financial Officer, former Director, and former majority shareholder of the Company, a loan amount up to $2,500,000 that may be drawn down on an “as needed basis” at a rate of prime plus 3%.  Effective September 15, 2008, Mr. Rayat and the Company terminated this loan agreement.  During the year ended December 31, 2008, the Company repaid $250,000 to Mr. Rayat with the accrued interest of $67,664.  At December 31, 2009, the Company had an unsecured promissory note pursuant to this loan agreement in the amount of $750,000 payable to Mr. Rayat, which was due on March 8, 2006 and bears interest at an annual rate of 8.50%.  During the years ended December 31, 2009 and 2008, the Company recorded $63,750 and $69,883 in interest expense related to the promissory note.  At December 31, 2009, accrued interest on the $750,000 remaining promissory note was $307,223 and is included in interest payable.  The entire principal and accrued interest is due and payable on demand.  The carrying value of notes payable and accrued interest approximates fair value at December 31, 2009, based on their liquidity.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Note 14.  Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets at December 31, 2009 and 2008 are as follows:

	Year Ended
	December 31,
	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$6,869,861	$6,651,636
Capitalized research and development	364,705	375,951
Stock based compensation	1,221,110	1,221,110
Accrued interest	104,456	82,781
Impairment of intangible asset - license fee	—	6,800
Research and development credit carry forward	63,368	58,559
Other	85	85
Total deferred tax assets	8,623,585	8,396,922
Less: valuation allowance	(8,623,585)	(8,396,922)
Net deferred tax asset	$—	$—

The net increase in the valuation allowance for deferred tax assets was $226,663 and $421,215 for the years ended December 31, 2009 and 2008.  The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at December 31, 2009 available to offset future federal taxable income, if any, of $20,205,997, which will begin to expire during the year ended December 31, 2011.  Accordingly, there is no current tax expense for the years ended December 31, 2009 and 2008.  In addition, the Company has research and development tax credit carry forwards of $63,368 at December 31, 2009, which are available to offset federal income taxes and begin to expire during the year ended December 31, 2026.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the years ended December 31, 2009 and 2008.

The following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rate of 34% for the years ended December 31, 2009 and 2008:

	Year Ended
	December 31,
	2009	2008

Income tax benefit at statutory rate	$235,889	$530,673
Non-deductible fund raising costs	-	(167,402)
Non-deductible fund raising costs - prior year	-	43,365
Non-deductible meals and entertainment	-	(2,194)
Change in fair value of warrant liability	(31,929)	-
Gain on extinguishment of warrant liability	17,894	-
Research and development credit	4,809	16,773
Change in valuation allowance	(226,663)	(421,215)
	$-	$-

The fiscal years 2006 through 2009 remain open to examination by federal authorities and other jurisdictions of which the Company operates.

Note 15.  Subsequent Events

The Company has evaluated subsequent events through January 27, 2010, which is the date on which these consolidated financial statements were issued.  There have not been any events subsequent to December 31, 2009, other than the proposed increased in the number of authorized common shares as described below, that would require additional disclosure in the consolidated financial statements or that would have a material impact on the Company’s consolidated financial position as of December 31, 2009 and 2008, and the results of operations, or cash flows for the years then ended.

On January 5, 2010, holders of a majority of the voting shares of PhytoMedical Technologies, Inc., acted by written consent in lieu of a special meeting of stockholders to adopt an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock, $0.00001 par value per share which the Company is authorized to issue from 300,000,000 shares to 2,000,000,000 shares (the “Articles Amendment”).

The Company filed a Preliminary Schedule 14C Information Statement (“Information Statement”) with the SEC on January 7, 2010 and an amendment thereto on January 19, 2010.  The Information Statement will be mailed on or about January 20, 2010 to stockholders of record as of January 4, 2010, the record date for determining the Company’s stockholders eligible to consent in writing to the adoption of the Articles Amendment. The increase in the authorized number of shares of the Company’s common stock will not become effective until at least 20 days after the initial mailing of the Information Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

Securities and exchange commission filing fee	$713
Accounting fees and expenses	10,000
Legal fees and expenses	35,000
Transfer agent and fees	1,000
Printing and mailing expenses	1,500
Miscellaneous offering expenses	1,787
Total	$50,000

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

            Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

            Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

            To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

             Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

             Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

            Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3) (b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

             Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

            Our Bylaws also contain broad indemnification provisions.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

            There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On September 29, 2009, we consummated a securities exchange agreement (“Securities Exchange Agreement”) with the holders of the Company’s Class A Warrants whereby the holders and us agreed to exchange the holders’ remaining Class A Warrants, on the basis of one share for every ten (10) Class A Warrants for an aggregate of 1,089,705 shares of our common stock $0.00001 par value per share.

In March of 2010 we issued two convertible promissory notes. One, having a one year term, in the amount of $40,000 to a non-affiliated third party; and, one, having a three year term in the amount of $1,067,527 to Mr. Harmel S. Rayat, in exchange for Mr. Rayat’s outstanding demand note in the amount of $750,000 plus accrued and unpaid interest thereonin the amount of $317,527.

            Each of the convertible notes bear interest at the rate of 8.5 % per annum, which interest is accrued and payable on the maturity date of the convertible promissory note, unless the holder of the convertible promissory note elects to convert all or any portion of the accrued and unpaid interest into shares of our common stock at the then applicable conversion price. The convertible promissory note is convertible into shares of our common stock at an initial conversion price of $0.01 per share. The conversion price of the convertible promissory note is subject to adjustment upon the occurrence of certain specified events.  In addition, in the event we issue any shares of our common stock or securities convertible or exercisable for shares of our common stock at a price which is less than the then applicable conversion price, the conversion price will be reduced to such lower price.

            The offer and sale of the securities was made to a limited number of institutional and other accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(2) under the Securities Act and Regulation D promulgated thereunder. There was no general solicitation or advertising with respect to the private placement and each of the purchasers provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.     Description of Exhibit

3.1                   Amended and Restated Articles of Incorporation

3.2                   By Laws

4.1                   Form of Subscription Agreement

4.2                   Form of Series B Warrant

5.1                   Opinion of Sierchio & Company, LLP regarding the legality of the securities being registered

10.1                 Sponsored Research Agreement with Iowa State University dated February 1, 2007

10.2                 Exclusive license agreement with Iowa State University Research Foundation Inc. dated June 12, 2006

10.3                 Agreement with Latitude Pharmaceuticals, Inc. dated July 6, 2009

10.4                 Amendment dated October 23, 2009 to the Latitude Agreement

10.5                 Redacted License Agreement dated September 1, 2008 with the Trustees of Dartmouth College

10.6                 Sponsored Research Agreement dated May 25, 2007 with Dartmouth College

10.7                 Technologies Research Agreement with Dartmouth College as amended

10.8                 Employment Agreement with Greg Wujek dated April 6, 2006

10.9                 Stock Option Agreement with Greg Wujek dated August 1, 2006

10.10               Employment Agreement with James F. Lynch dated March 15, 2010

10.11               Stock Option Agreement with James F. Lynch dated March 15, 2010

10.12               Convertible Promissory Note dated March 1, 2010 in the original principal amount of $1,067,527.40.

10.13               Convertible Promissory Note dated March 2, 2010 in the original principal amount of $40,000.

10.14               Amendment No. 1 dated April 22, 2010 to the March 1, 2010 Promissory Note

10.15               Amendment No. 1 dated April 12, 2010 to the March 2, 2010 Promissory Note.

10.16               Stock Option Agreement between PhytoMedical Technologies and Raymond Krauss

10.17               Stock Option Agreement between PhytoMedical Technologies and Gary Branning

10.18               Stock Option Agreement between PhytoMedical Technologies and Greg Wujek

10.19               Employment Resignation Agreement between PhytoMedical Technologies, Inc. and Greg Wujek

21.1                 Schedule of Subsidiaries

23.1                 Consent of Sierchio & Company, LLP (included in Exhibit 5.1 hereto)

23.2                 Consent of Peterson Sullivan LLP

24.1                 Power of Attorney

ITEM 17. UNDERTAKINGS

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining liability under the Securities Act of 1933 to any purchaser:

            (i) if the registrant is relying Rule 430B,

(A)       Each Prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement; and

(B)       Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer, and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

            (i) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            (5)        That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

            In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-1 and authorized this pre-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, New Jersey on April 23rd, 2010.

PhytoMedical Technologies, Inc.

By: /s/James F. Lynch

 Name: James F. Lynch

 Title:   President and Chief Executive Officer (Principal Executive Officer)

 By: /s/Raymond Krauss

Name: Raymond Krauss

Title: Chief Financial Officer, Secretary, Treasurer (Principal Financial and Principal Accounting Officer)

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 23rd  day of April 2010.

By: /s/James F. Lynch

 Name: James F. Lynch

 Title:   President and Chief Executive Officer (Principal Executive Officer) and Director

 By: /s/Raymond Krauss

Name: Raymond Krauss

Title: Chief Financial Officer, Secretary, Treasurer (Principal Financial and Principal Accounting Officer), Director

Greg Wujek, Director
By: /s/James F. Lynch

Name: James F. Lynch

Title: Attorney In Fact

Gary Branning, Director
By: /s/James F. Lynch

Name: James F. Lynch

Title: Attorney In Fact